LEASEHOLD IMPROVEMENTS AGREEMENT




                                 by and between



                             Village Builders, L.P.,
                        a California limited partnership


                                  ("Landlord")


                                       and


                         Fair, Isaac and Company, Inc.,
                             a Delaware corporation


                                   ("Tenant")


                          Dated as of November 26, 1997

                                                                  EXHIBIT 10.34

                        LEASEHOLD IMPROVEMENTS AGREEMENT


         THIS LEASEHOLD IMPROVEMENTS AGREEMENT (this "Leasehold Improvements Agreement") is made and entered into as of November 26, 1997, by and between Village Builders, L.P., a California limited partnership (herein called "Landlord"), and Fair, Isaac and Company, Inc., a Delaware corporation (herein called "Tenant").


                                    RECITALS

         A. Landlord is the holder of an option to acquire those certain parcels of real property commonly known as 750 and 751 Lindaro Street, San Rafael, California, more particularly described on Exhibit D hereto and described on the tentative site plan attached hereto as Exhibit G (the "PG&E Property"). The parties acknowledge that the legal description of the PG&E Property may be revised in accordance with the provisions of the Option Agreement (as defined below).

         B. The City of San Rafael or its Redevelopment Agency (the "Agency") is the owner of those certain parcels of real property described on Exhibit C hereto (the "City Property"). The Agency has begun the process necessary to dispose of the City Property, and it is Landlord's intention to obtain an option to purchase the City Property from the Agency if possible.

         C. Landlord and Tenant are entering into a "Lease Agreement (Phase I)" of even date herewith (the "Lease"), whereby Landlord will lease to Tenant, and Tenant will lease from Landlord, upon and subject to the terms, covenants, provisions and conditions of the Lease, certain real property described in Exhibit A hereto and certain improvements to be constructed on such real property in accordance with this Leasehold Improvements Agreement.

         D. Landlord and Tenant desire to enter into this Leasehold Improvements Agreement for the purpose of establishing the procedures which they shall each follow in the development and approval of plans and specifications for the base building improvements and the tenant improvements which are to be demised to Tenant pursuant to the Lease, in the making and processing of applications to the Agency and the City of San Rafael for the approval of the proposed construction of such base building improvements and the tenant improvements, and for the actual construction of such base building improvements and the tenant improvements.


         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant mutually agree as follows:

         1.       DEFINITIONS.

                  Certain terms used in this Leasehold Improvements Agreement and the Exhibits hereto shall have the meaning set forth below for each such term. Certain other terms shall have the meaning set forth elsewhere in this Leasehold Improvements Agreement and the Exhibits hereto. Unless otherwise defined in this Leasehold Improvements Agreement or in the Exhibits hereto, other terms shall have the meaning, if any, specifically ascribed to them in the Lease.

                  1.1. "Agreed Spread for Take-Out Financing" shall mean five hundred fifteen (515) basis points, unless Tenant exercises the First Option under the Option Agreement, in which event "Agreed Spread for Take-Out Financing" shall mean five hundred forty (540) basis points. The foregoing notwithstanding, in the event that the Construction Financing or Take-Out Financing or both selected by Landlord for the Project requires that prevailing wages be paid or that union labor be used in connection with the construction of the Project, as provided in Section 0, the "Agreed Spread for Take-Out Financing" shall be reduced to five hundred five (505) basis points, unless Tenant exercises the First Option under the Option Agreement, in which event "Agreed Spread for Take-Out Financing" shall mean five hundred thirty (530) basis points. The Agreed Spread for Take-Out Financing shall be subject to adjustment in accordance with the provisions of Section 0.

                  1.2. "Agreed Take-Out Financing Closing Costs" shall mean the sum of Five Hundred Sixty-Five Thousand Dollars ($565,000.00).

                  1.3. "Aggregate  Development Cost" shall mean the aggregate of all costs paid or to be paid, or reimbursed or to be reimbursed, by Landlord and associated with the development of the Project or improvements upon or serving the Phase II Land (but only to the extent that improvements upon or serving the Phase II Land are constructed during or before the Construction Period), including without limitation: (i) a sum equal to the Net Stipulated Value of the PG&E Property; (ii) the actual cost to Landlord of arranging the acquisition of the City Property; (iii) all actual costs of the design and construction of the Site and Shell Improvements and of all improvements to the Phase II Land, including without limitation parking areas, landscaping, walkways, driveways;
(iv) the Tenant Improvement Allowance; (v) all fees and charges of architects, engineers, materials testing consultants and other design or construction consultants; (vi) any costs of reproducing plans; (vii) any fees or costs of providing security to the Project or to the site of any off-site construction during the Construction Period; (viii) all fees and costs in soliciting, evaluating and accepting bids for any aspect of the work which Landlord is to cause to be performed pursuant to this Leasehold Improvements Agreement; (ix) all reasonable fees and costs (including, without limitation, application fees, commitment fees, appraisal fees, deposits, closing costs and loan fees) incurred in connection with the Construction Financing for the Project or any loan which would have provided Construction Financing, even if such loan was not closed due to the expiration for any reason of the lender's commitment to make such loan (provided, however, that if such expiration was solely caused by Landlord's failure to perform obligations under the commitment which were in the complete control of Landlord, then such fees and costs with respect to the expired commitment shall not be included in Aggregate Development Cost); (x) all reasonable fees and costs (including, without limitation, application fees, commitment fees, appraisal fees and deposits) incurred in connection with investigating or applying for and obtaining Take-Out Financing, but only with respect to a particular loan which is not closed due to causes which are not completely within the control of Landlord or if Tenant requests that Landlord select the Designated Treasury Rate in accordance with Section 19.2.A and, as a result, Landlord must subsequently obtain by another loan commitment pursuant to
Section 19.2 (in which event break-up fees and other fees, costs, charges of the kinds and to the extent described in Section 1.3 of the Option Agreement pertaining to Landlord's prior loan commitment shall also be a part of Aggregate Development Cost) (except to the extent that such fees and costs are paid by Tenant pursuant to Section 0); (xi) the Agreed Take-Out Financing Closing Costs;
(xii) all permit fees and all fees and charges for services rendered by employees of the City of San Rafael or consultants hired directly by the City of San Rafael in connection with the application for, or issuance of, the necessary demolition, grading, building and similar permits required for the construction of the Project; (xiii) all reasonable legal fees incurred in connection with the Project, including, without limitation, legal fees incurred in connection with the negotiation, documentation, enforcement or interpretation of any agreement, except: (A) agreements between Landlord and Tenant, (B) agreements between Landlord and PG&E, and (C) legal fees to obtain the Development Agreement (as defined in the Option Agreement) and the entitlements described in section 8.2(j) of the Phase II Purchase Agreement, which legal fees are paid or incurred on or before the date the Development Agreement and such entitlements are obtained from all applicable governmental agencies (however, the foregoing clause (C) shall not exclude from Aggregate Development Costs reasonable legal fees actually paid by Landlord to arrange the acquisition of the City Property);
(xiv) fees and costs of
audits or other reviews of financial records incurred in connection with any review of Aggregate Development Cost which Tenant is permitted to conduct in accordance with the provisions of this Leasehold Improvements Agreement or in connection with the requirements of any lender of Construction Financing or Take-Out Financing; (xv) premiums for, and other costs of, surety bonds or other security required in connection with any aspect of the development of Phase I or Phase II, to the extent that such security is provided by Landlord and not by Tenant; (xvi) all costs reimbursed by Landlord to Tenant pursuant to Section 0;
(xvii) all fees and costs incurred in connection with Hazardous Materials or environmental mitigation measures undertaken in connection with Project, including, without limitation, the obligations of Landlord with respect to the "Operations and Maintenance of Groundwater Remedial System", as such obligations are set forth in paragraph "6e.(1)" of the PG&E Environmental Agreement; (xviii) all Real Estate Taxes payable, based upon a daily proration, with respect to the Construction Period (it being agreed that all real estate taxes payable with respect to such period shall be excluded from Real Estate Taxes, as that term is defined in Section 0); (xix) all interest on Construction Financing; provided, however, that interest on the amount by which the principal loan balance exceeds an amount equal to eighty-five percent (85%) of all Phase I Project Cost shall be excluded from Phase I Project Cost (for the purpose of determining the portion of interest to be so excluded, if the Construction Financing bears interest at different rates on different tranches of the loan, the interest to be so excluded shall be determined at the rate or rates applicable to the borrowing of the tranches which exceed eighty-five percent (85%) of all Phase I Project Cost, applying the rates on a tranche by tranche basis, commencing with the rate applicable to the lowest tranche, provided further, however, that commencing on each Rent Commencement Date (as defined in the Lease), the amount of interest included in Aggregate Development Cost shall be reduced to an amount equal to the total amount of such interest multiplied by a fraction, the numerator of which is the Rentable Area of the portions of the Buildings with respect to which Tenant is not then paying rent, and the denominator of which is the Rentable Area of all of the Buildings; (xx) all deposits (including, without limitation, deposits in connection with any utility service or Take-Out Financing), provided that the amount of any such deposits returned to Landlord shall be deducted from Aggregate Development Cost when received, but only to the extent that such deposits were previously included in Aggregate Development Cost; (xxi) reasonable fees and expense reimbursements, if any, paid to a mortgage broker in connection with Construction Financing; (xxii) in the event, and during any period, that the proceeds of Construction Financing are, in the aggregate, less than eighty-five percent (85%) of all Phase I Project Cost then incurred and paid, then there shall be included in Phase I Project Cost imputed interest at the rate of fifteen percent (15%) per annum on the amount by which eighty-five percent (85%) of all Phase I Project Cost so incurred and paid exceeds the then advanced proceeds of the Construction Financing, provided further, however, that commencing on each Rent Commencement Date (as defined in the Lease), the amount of such imputed interest included in Aggregate Development Cost shall be reduced to an amount equal to the total amount of such imputed interest multiplied by a fraction, the numerator of which is the Rentable Area of the portions of the Buildings with respect to which Tenant is not then paying rent, and the denominator of which is the Rentable Area of all of the Buildings; (xxiii) all fees, costs and expenses incurred by Landlord in connection with the satisfaction of any condition or requirement imposed by the City of San Rafael or any other governmental agency or public utility in connection with any permit, approval or agreement (including the development agreement) required for the development of the Project, including, without limitation, any traffic or other impact fees, traffic mitigation fees, utility hook-up or service fee and improvements to, or adjacent to, Mahon Creek; (xxiv) all amounts expended in connection with site work and on and off-site improvements required for the use or operation of the Project or required to be constructed or paid for as a condition to any permit, approval or agreement (including the development agreement) necessary to the construction or use of the Base Building Improvements or Tenant Improvements; (xxv) all reasonable legal fees and reasonable fees of other technical consultants incurred in connection with the negotiation and documentation of (A) any agreement pertaining to the design and construction of the Project or any portion thereof, or (B) any agreement pertaining to the design, construction, performance or security for any improvement or payment imposed as a condition upon any approval by the City of San Rafael of any permit or approval required for the development of the Project, but only to the extent the such agreement would typically and ordinarily be negotiated and documented after the governmental approval of a tentative tract map; (xxvi) all premiums for insurance in force following the Commencement of Construction, excluding any premiums included in Expenses charged to Tenant pursuant to the Lease; (xxvii) title insurance premiums, escrow fees and recording costs incurred during the Construction Period or incurred in connection with the Construction Financing (but not Take-Out Financing), except title insurance premiums, escrow fees and recording costs in connection with the acquisition by Landlord of the PG&E
Property; (xxviii) all costs paid to contractors or materials suppliers in connection with the correction of Punch List, Defect List or HVAC Defect List items or other construction defects, but only if Landlord has used commercially reasonable efforts to enforce its legal remedies against the contractors and suppliers which performed the original work to which the Punch List, Defect List or HVAC Defect List items related to the extent such efforts were required to be made by Landlord prior to any closing under the Option Agreement; and, (xxix) any other costs which are specifically stated to be Phase I Project Costs or Phase II Current Costs elsewhere in this Leasehold Improvements Agreement.

                  _.Aggregate  Development Cost shall not include: (i) the price paid by Landlord for the acquisition of the PG&E Property; (ii) Landlord's ordinary overhead; (iii) the cost of preparing an environmental impact report for the Project, including, without limitation, the cost of preparing an initial study and scoping the environmental impact report; (iv) fees and expenses of all consultants retained by Landlord for the purpose of obtaining approval by the City of San Rafael of any of the permits and approvals required for the development of the Project (although fees and expenses of consultants whose work pertains to the design or engineering of the Project or any part thereof or to the obtaining of the necessary demolition, grading, building and similar permits or to agreements or arrangements with utility providers, shall be included as a part of Aggregate Development Cost, even if such work occurs in connection with aspects of obtaining required permits and approvals from the City of San Rafael; provided, however, that fees for appearances at meetings with officials of the City of San Rafael pertaining to subjects other than the obtaining of the necessary demolition, grading, building and similar permits or the obtaining of agreements or arrangements with utility providers shall be excluded from Aggregate Development Costs); (v) charges for the work or time of employees of the City of San Rafael, to the extent pertaining to environmental review and zoning matters (including, but not limited to, the preparation of an environmental impact report and the negotiation of a development agreement), other than as expressly permitted in Section 0; (vi) all expenses incurred by Landlord in connection with any election campaigns pertaining to initiatives or referenda pertaining to the Project; (vii) all legal fees and fees and expenses for public relations incurred directly in connection with obtaining the approval by the City of San Rafael of the necessary permits and approvals required for the development of the Project other than necessary demolition, grading, building and similar permits authorizing the commencement of construction-related work (although fees and expenses of consultants whose work pertains to the design or engineering of the Project or any part thereof shall be included as a part of Aggregate Development Cost, even if such work occurs in connection with aspects of obtaining required permits and approvals from the City of San Rafael); (viii) all legal fees incurred in connection with the negotiation or documentation of the development agreement with the City of San Rafael, the acquisition of the PG&E Property, and agreements to the extent pertaining to the environmental condition of the PG&E Property; (ix) all legal fees incurred in connection with the resolution of disputes between Landlord and Tenant under the Lease or this Leasehold Improvements Agreement; (x) all costs, if any, incurred in connection with the relocation of the 115KV overhead electrical utility line from the central portion of the Phase I Land to a location further south, to the extent that the cost of such relocation is paid by Landlord; (xi) costs incurred by Landlord in connection with the operation and maintenance of the Phase I Land prior to the Commencement of Construction, including Real Estate Taxes, insurance premiums, and other costs of ownership not related to obtaining the approval by the City of San Rafael of any of the necessary permits and approvals required for the development of the Project (although all fees and expenses of consultants whose work pertains to the design or planning of the Project or any part thereof shall be included as a part of Aggregate Development Cost, even if such work occurs in connection with aspects of obtaining required permits and approvals from the City of San Rafael); (xii) costs paid directly by Tenant in connection with any Modifications; (xiii) costs paid directly by Tenant as a result of any Delays;
(xiv) any costs paid by Tenant directly to a vendor or service supplier and without credit against Rent or against any other sum due from Tenant to Landlord, even if such costs would otherwise have been a part of Phase I Project Cost; (xv) salaries and other compensation paid to Martin Zemcik, Glenn Isaacson, Conversion Management Associates, Inc. or any other person or entity providing similar general development consulting services or third-party development management services; and (xvi) any other costs which are specifically stated to be excluded from Aggregate Development Cost elsewhere in this Leasehold Improvements Agreement.

                  1.4. "Base Building Improvements" shall mean the improvements described in Section 0.

                  1.5. "Budget" shall mean that budget attached to this Leasehold Improvements Agreement as Exhibit H hereto, as hereafter modified from time to time in accordance with this Leasehold Improvements Agreement, based upon additional information or analyses received or generated by Landlord or Tenant. Landlord and Tenant acknowledge and agree that Estimated Phase I Project Cost, as set forth in such budget, represents a reasonable estimate of Phase I Project Cost, based on the information available to each of them, and is to be used for the convenience of the parties in arranging Take-Out Financing (as provided in Section 0), but shall not be used or cited as a limitation for the purpose of determining actual Aggregate Development Cost, as that term is defined in Section 0.

                  1.6. "Commencement of Construction" shall mean the time at which Landlord instructs its contractor to commence, pursuant to a grading or building permit which has then been issued by the City of San Rafael, grading necessary to permit the construction of the improvements which are to be a part of Phase I.

                  1.7. "Common Area" shall mean all areas and facilities within the Project located outside the Premises and intended for the use of tenants of the Buildings, including the landscaped areas, service areas, parking areas, recreation areas, trash enclosures, plazas, walkways, driveways, sidewalks, access and perimeter roads, and the like; but excluding from the Common Area the Containment Facilities (as those are defined in the Lease) and any area contained within the boundaries of an exclusive easement granted to PG&E.

                  1.8. "Conceptual Plans for the Tenant Improvements" shall mean and refer to the conceptual plans for the Tenant Improvements referred to in
Section 0.

                  1.9. "Construction Financing" shall mean any loan arranged by Landlord the proceeds of which loan are primarily used or to be used for any or all of the following purposes: (i) the acquisition of the PG&E Property; (ii) the payment of any costs incurred or to be incurred in connection with the design or construction of the Project or other improvements in connection therewith; or, (iii) the reimbursement to Landlord of funds expended or reimbursed by Landlord in connection with the acquisition of the PG&E Property or the design, construction or development of the Project or other improvements in connection therewith. In the event that Landlord does not elect to obtain a loan secured by a Mortgage to provide funds for such purposes, but instead obtains funds for those general purposes from a source of capital which charges interest or other fees for the use of such funds during the Construction Period, then the funds so obtained shall be deemed

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

Construction Financing for the purposes of this Leasehold Improvements Agreement during the period prior to the Last Rent Commencement Date (but only to the extent that such funds do not exceed eighty-five percent (85%) of Phase I Project Cost) and shall be deemed to bear interest at the lowest rate for which a conventional construction loan to have been secured by a mortgage was offered to Landlord in connection with the Project.

                  1.10. "Construction Period" shall mean the period commencing with the Commencement of Construction and continuing to and including the Last Rent Commencement Date.

                  1.11. "Criteria for Take-Out Financing" shall mean all of the following terms (any of which may be waived by Landlord in the exercise of its sole discretion): (i) the Take-Out Financing would provide actual proceeds (net of fees, closing expenses and points) in an aggregate amount equal to not less than seventy-five percent (75%) of the then current Estimated Phase I Project Cost; (ii) the Take-Out Financing would require payment of not more than one hundred (100) basis points as a loan fee at the closing of the loan; (iii) the Take-Out Financing would require payment of a deposit of not more than two hundred (200) basis points prior to the closing of the loan; (iv) the Take-Out Financing would be for a term, including possible extensions, of at least fifteen (15) years; (v) the Take-Out Financing would be amortized over a period of not more than thirty (30) years; (vi) no tranche of the loan would require any balloon payment; (vii) each tranche would be at a fixed rate of interest over its term; (viii) the Take-Out Financing would impose no potential liability on Landlord and its constituent partners, nor require any guarantees; (ix) the lender would consent to the parking for Phase I being located upon the Parking Easement Area or such other area within Phase II as to which the parking easement could be moved from the Parking Easement Area pursuant to the Parking Easement Agreement; (x) the Take-Out Financing would not require any security other than a Mortgage encumbering the Project, a related assignment of rents from the Project and a security interest in the right of Tenant to park on a portion of the Phase II Land; (xi) the Take-Out Financing would be from a lender whose reputation and financial position provide reasonable assurance that the lender will perform all of its obligations under the loan in a timely manner;
(xii) if the lender intends to sell the loan or if the loan is subject to any condition requiring a third party credit review or rating, such lender shall have stated in writing that its chief underwriter has consulted with the prospective purchaser of the loan or the third party credit reviewer or rating agency regarding the Hazardous Materials present on the Phase I Land and regarding the credit of Tenant; (xiii) the Take-Out Financing would be from a lender other than Tenant or any entity related to Tenant or any affiliate, subsidiary, parent entity or successor by merger to Tenant; (xiv) the Take-Out Financing would accept Tenant as a potential borrower under the loan; (xv) would be consistent with the arrangements concerning subordination, non-disturbance and recognition set forth in the Lease, this Leasehold Improvements Agreement or the Option Agreement; and, (xvi) the Take-Out Financing would coordinate with the Construction Financing to be selected by Landlord, including, without limitation, the execution of any buy-sell agreement or tri-party agreement required by the lender of the Construction Financing. Landlord, in the exercise of its sole discretion, may, by written notice to Tenant, waive one or more such criteria or agree that a particular criterion can be modified in a manner which is adverse to Landlord without being waived in its entirety. Landlord shall, however, consult reasonably with Tenant as to, but shall not be required to accept, the modification of such criteria if no loan is found which meets all of the criteria, except those which Landlord is prepared to waive.

                  1.12. "Defect List" shall mean a written list to be given by Tenant to Landlord in accordance with the provisions of Section 0.

                  1.13. "Delays" shall mean certain delays in the construction of the Site and Shell Improvements or the Tenant Improvements or both, as described in Section 0.

                  1.14. "Designated Treasury Rate" shall mean the yield rate determined in accordance with the provisions of Section 0.

                  1.15. "Development Constant" shall mean the sum of: (i) the Designated Treasury Rate; plus, (ii) the Agreed Spread for Take-Out Financing.

                  1.16.   "Descriptive  Base  Specifications"   shall  mean  the
descriptive specifications attached to this Leasehold Improvements Agreement as Exhibit E, as referred to in Section 0.

                  1.17. "Draft Working Drawings for the Tenant Improvements" shall mean and refer to those certain draft working drawings for the Tenant Improvements referred to in Section 0.

                  1.18. "Estimated Phase I Project Cost" shall mean the estimate of Phase I Project Cost set forth in the Budget.

                  1.19. "Event of Default" shall mean an Event of Landlord Default or an Event of Tenant Default, without inherent specificity as to which of them.

                  1.20.   "Event  of   Landlord   Default"   shall   mean  those
circumstances so described in Section 0.

                  1.21. "Event of Tenant Default" shall mean those circumstances so described in Section 0.

                  1.22. "Final Working Drawings for the Tenant Improvements" shall mean and refer to those certain final working drawings for the Tenant Improvements referred to in Section 0.

///
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                                                                             -7-

                  1.23. "Floor" shall mean any one of the interior floors of the Buildings.

                  1.24. "Floor Substantial Completion Notice" shall mean and refer to a notice from Landlord to Tenant that the Tenant Improvements for a particular Floor within a Building are Substantially Complete, as provided in
Section 0.

                  1.25. "Force Majeure Events" shall mean acts of God or the elements, acts of the government, labor disturbances of any character, and other similar conditions, beyond the reasonable control of the party whose performance, obligation or liability is excused or delayed by such event.

                  1.26. "Gross Building Area" shall be determined in accordance with the "Standard Method for Measuring Floor Area in Office Buildings", approved as of June 7, 1996 by the American National Standards Institute, Inc. (ANSI/BOMA Z65.1-1996).

                  1.27. "Hazardous Materials" shall mean and refer to any substance or material now or hereafter defined or regulated by any Environmental Law as "hazardous substance," "hazardous waste," hazardous material," "extremely hazardous waste," "designated waste," "restricted hazardous waste," "toxic substance," or similar term. As used herein, the term "Hazardous Materials" also means and includes any substance or material: (1) which is explosive, corrosive, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is regulated by any appropriate governmental authority as a hazardous material; or
(2) which is or contains oil, gasoline, diesel fuel or other petroleum hydrocarbons; or (3) which is or contains polychlorinated biphenyls, asbestos, urea formaldehyde foam insulation, radioactive materials; or (4) which is radon gas. The term "Hazardous Substances" may include without limitation raw materials, building components, wastes, and the products of any manufacturing or other activities on the Project.

                  1.28. "HVAC Defect List" shall mean a written list to be given by Tenant to Landlord in accordance with the provisions of Section 0.

                  1.29. "Laws" shall mean all present and future laws, statutes, ordinances, resolutions, regulations, codes, proclamations, orders or decrees of any municipal, county, state or federal government or other governmental or regulatory authority or special district with jurisdiction over the Project, or any portion thereof, whether currently in effect or adopted in the future and whether or not in the contemplation of the parties hereto.

                  1.30. "Modifications" shall mean and refer to certain changes to the Final Working Drawings for the Tenant Improvements which Tenant may make in accordance with Section 0.

                  1.31. "Mortgage" shall mean any mortgage, deed of trust or similar security instrument now or hereafter encumbering Phase I or any part thereof (whether alone or together with other properties).

                  1.32. "Necessary Approvals" shall mean and refer to those certain governmental permits and approvals necessary to permit the construction of the Site and Shell Improvements and the Tenant Improvements, as referred to in Section 0.

                  1.33. "Necessary Changes" shall mean and refer to changes to the plans and specifications for the Site and Shell Improvements and the Tenant Improvements made for the purposes referred to in Section 0.

                  1.34. "Net Stipulated Value of the PG&E Property" shall mean the sum of

Nine Million Three Hundred Fifty Thousand Dollars ($9,350,000.00).

                  1.35. "Option Agreement" shall mean that certain "Option Agreement" between Landlord and Tenant of even date herewith.

                  1.36. "Parking Easement" shall mean that certain easement for vehicular parking to be granted in the Parking Easement Agreement.

                  1.37. "Parking Easement Agreement" shall mean that certain "Parking Easement Agreement" to be executed by Landlord and Tenant, as referred to in the Phase II Purchase Agreement.

                  1.38. "Parking Easement Area" shall mean that portion of the Phase II Land located within the easement granted pursuant to the Parking Easement Agreement.

                  1.39. "PG&E" shall mean and refer to Pacific Gas & Electric Company.

                  1.40. "PG&E Environmental Agreement" shall mean that certain "Amended and Restated Environmental Agreement" to be executed by Landlord and PG&E.

                  1.41. "PG&E Property" shall mean that certain real property owned by Pacific Gas & Electric Company as of the date of this Leasehold Improvements Agreement and more particularly described in Exhibit D. The parties acknowledge that the legal description of the PG&E Property may be revised in accordance with the Option Agreement.

                  1.42. "Phase I" shall mean the Phase I Land, the Buildings and the other improvements to be constructed by Landlord on the Phase I Land in accordance with the provisions of the Lease and this Leasehold Improvements Agreement, together with the landscaping and paving improvements within the Parking Easement Area necessary to provide parking on the Phase II Land for the use of Phase I. A tentative site plan for Phase I is attached hereto as Exhibit G.

                  1.43. "Phase I Buildings" shall mean the Buildings to be constructed by Landlord on the Phase I Land pursuant to this Leasehold Improvements Agreement. Subject to obtaining required permits and approvals from the City of San Rafael and other governmental agencies having jurisdiction over the Project, it is the intention of Landlord and Tenant that there be two (2) office Buildings located on the Phase I Land, together containing approximately one hundred forty-nine thousand six hundred eighty-six (149,686) square feet of Rentable Area, with one such Building (known as "Building A") containing approximately eighty-one thousand six hundred seventy-one (81,671) square feet of Rentable Area and the other (known as "Building B") containing approximately sixty-eight thousand fifteen (68,015) square feet of Rentable Area.

                  1.44. "Phase I Land" shall mean those certain parcels of real property described in Exhibit A. The parties acknowledge that the legal description of the Phase I Land may be revised in accordance with the Option Agreement.

                  1.45. "Phase I Project Cost" shall mean the aggregate of: (i) the difference between the Aggregate Development Cost and the Phase II Current Costs paid by Tenant pursuant to Section 0; and (ii) a basic development management fee in the amount of Thirty-Two Thousand Five Hundred Dollars ($32,500.00) per month, commencing as of the month of January 1998 and continuing for a period of twenty-three (23) additional months thereafter. Any other provision of this Agreement notwithstanding, in no event shall any amount actually paid by Tenant (whether as a part of Phase II Current Costs or otherwise) be deemed a part of Phase I Project Cost, unless Landlord has actually reimbursed such amount to Tenant.

                  1.46. "Phase II" shall mean the Phase II Land and the other improvements to be constructed by Landlord on the Phase II Land in accordance with the provisions of this Leasehold Improvements Agreement (including the landscaping and paving improvements within the Parking Easement Area). A tentative site plan for Phase II is attached hereto as Exhibit G.

                  1.47. "Phase II Current Costs" shall mean the aggregate of the following costs, all of which are a portion of the Aggregate Development Cost:
(i) the purchase price for the Phase II Land paid by Tenant to Landlord pursuant to the Phase II Purchase Agreement; (ii) the actual cost to Landlord of arranging the acquisition of the City Property; (iii) all actual costs and expenses of the design and construction of all improvements in the Parking Easement Area; (iv) the cost of all fill materials placed on the Phase II Land by Landlord; (v) the cost of all utilities installed for the present or future benefit of the Phase II Land or any improvements constructed thereon or which may be constructed thereon in the future; (vi) all fees and charges of architects, engineers, materials testing consultants and other design or construction consultants, to the extent that such fees and charges relate to the design of buildings and other improvements to the Phase II Land; (vii) any other component of Aggregate Development Cost, to the extent that such component relates to the improvements to be installed on the Phase II Land, whether at or about the same time as the Site and Shell Improvements or at a later time, allocating any costs which pertain both to Phase I and to Phase II in accordance with the schedule of allocations set forth in Exhibit H; (viii) the aggregate cost of the design and construction of the common area entrance and plaza areas to the extent located on Phase II; (ix) all permit fees and all fees and charges for services rendered by employees of the City of San Rafael or consultants hired directly by the City of San Rafael in connection with the application for, or issuance of, the Necessary Approvals required for the construction of the improvements to be located upon the Phase II Land; (x) all costs reimbursed by Landlord to Tenant pursuant to Section 0, to the extent that such costs pertain to improvements to be located upon, or to serve, the Phase II Land; (xi) all fees and costs incurred in connection with environmental mitigation measures undertaken in connection with the Phase II Land; (xii) all deposits (including, without limitation, deposits in connection with any utility service, but excluding deposits in connection with any Take-Out Financing), to the extent that such deposits pertain to Phase II, provided that the amount of any such deposits returned to Landlord shall be deducted from Aggregate Development Cost and Phase II Current Costs when received, but only to the extent that such deposits were previously included in Aggregate Development Cost and Phase II Current Costs; (xiii) all fees, costs and expenses incurred by Landlord in connection with the satisfaction of any condition or requirement imposed by the City of San Rafael or any other governmental agency or public utility in connection with any permit, approval or agreement (including the development agreement) required for the development of the Project, including, without limitation, any traffic impact, traffic mitigation fees, utility hook-up or service fee and improvements to, or adjacent to, Mahon Creek, all to the extent that such condition or requirement was imposed in respect of improvements to be constructed upon the Phase II Land, whether at or about the same time as the Site and Shell Improvements or at a later time; (xiv) all amounts expended in connection with site work and on and off-site improvements required for the use or operation of improvements to be constructed upon the Phase II Land, whether at or about the same time as the Site and Shell Improvements or at a later time, or required to be constructed or paid for as a condition to any permit or approval necessary to the construction or use of such improvements; (xv) premiums for, and other costs of, surety bonds or other security required in connection with any aspect of the development of Phase II or off-site improvements (allocating the cost of such bonds between Phase I and Phase II in accordance with the schedule for such allocations set forth in Exhibit H, to the extent that such security is provided by Landlord and not by Tenant; (xvi) all reasonable legal fees and reasonable fees of other technical consultants incurred in connection with the negotiation and documentation of any agreement pertaining to the design and construction of the improvements to be constructed upon the Phase II Land or any portion thereof, whether at or about the same time as the Site and Shell Improvements or at a later time, or any agreement pertaining to the design, construction or security for any improvement or payment imposed as a condition upon any approval by the City of San Rafael or any utility provider of any permit or agreement to provide utility services required for the development of such improvements (it being agreed that where such fees are incurred in connection with an agreement which pertains to both Phase I and Phase II, then there shall be an equitable allocation of such fees among the Phases based on Rentable Area of the Buildings approved for construction on each of them, with the share allocated to Phase II constituting a part of Phase II Current Costs);
(xvii) all premiums for insurance in force following the Commencement of Construction, excluding any premiums included in Expenses charged to Tenant pursuant to the Lease; and, (xviii) any other costs which are specifically stated to be Phase II Current Costs elsewhere in this Leasehold Improvements Agreement. To the extent that any component of Aggregate Development Cost pertains both to the Project and to the Phase II Land or improvements to be constructed upon the Phase II Land, whether at or about the same time as the Site and Shell Improvements or at a later time, the amount of such component shall be allocated between Phase I Project Cost and Phase II Current Costs in accordance with the provisions of Exhibit H.

                  1.48. "Phase II Land" shall mean those certain parcels of real property described in Exhibit B. The parties acknowledge that the legal description of the Phase II Land may be revised in accordance with the Option Agreement.

                  1.49. "Phase II Purchase Agreement" shall mean that certain "Purchase Agreement" between Village Builders, L.P., and Fair, Isaac and Company, Inc. of even date herewith.

                  1.50. "Premises" shall mean the Buildings to be constructed by Landlord on the Phase I Land as a part of the Project pursuant to this Leasehold Improvements Agreement.

                  1.51. "Project" shall mean the Phase I Land and the Buildings and all other improvements to be constructed thereon pursuant to this Leasehold Improvements Agreement or which are hereafter constructed thereon by Landlord or Tenant in accordance with the provisions of the Lease or this Leasehold Improvements Agreement.

                  1.52. "Project Substantial Completion Notice" shall mean and refer to a notice from Landlord to Tenant that the Project is Substantially Complete, as provided in Section 0.

                  1.53. "Punch List" shall mean a written list to be given by Tenant to Landlord in accordance with the provisions of Section 0.

                  1.54. "Real Estate Taxes" shall have the meaning given that term in Section 5.10(A)(i) of the Lease.

                  1.55. "Rentable Area" shall be determined in accordance with the "Standard Method for Measuring Floor Area in Office Buildings", approved as of June 7, 1996 by the American National Standards Institute, Inc. (ANSI/BOMA Z65.1-1996).

                  1.56. "Review Notice" shall mean a notice pertaining to the Phase I Project Cost which may be given by Tenant to Landlord in accordance with
Section 0.

                  1.57. "Site Improvements" shall mean and refer to those improvements to be constructed on the Phase I Land and the Phase II Land, as described in Section 0.

                  1.58. "Site and Shell Improvements" shall mean and refer to the Site Improvements and the Base Building Improvements, taken together.

                  1.59. "Substantial Completion" shall mean, with respect to the entire portion of the Premises located on a particular Floor within one of the Buildings, (and such portion of the Premises shall be deemed "Substantially Complete") when (i) installation of the Tenant Improvements by Landlord on such Floor has been substantially completed in accordance with the plans for such Tenant Improvements, as certified by Tenant's architect (provided that Tenant shall use all commercially reasonable efforts to cause Tenant's architect to cooperate promptly with Landlord in inspecting the work and issuing such a certificate immediately upon the occurrence of such substantial completion of the Tenant Improvements, (ii) Tenant has direct access from the street to the lobby of such Building, (iii) sewer, electricity, water, gas (if required) and standard telephone services are available to such Building, (iv) at least three
(3) parking spaces are available for the use of Tenant for each one thousand (1,000) square feet of Gross Building Area located upon such Floor, (v) the lobby of the Building in which the Floor is located is Substantially Complete,
(vi) any items identified by Tenant in accordance with Section 0 as critical to the use of such Floor are substantially completed, and (vii) appropriate governmental authorities have issued a temporary certificate of occupancy with respect to such Floor or have given an equivalent approval for occupancy of such Floor. "Substantial Completion" shall mean, with respect to the main lobby of a Building, (and such lobby shall be deemed "Substantially Complete") when (i) installation of the Tenant Improvements by Landlord in such lobby has occurred,
(ii) Tenant has direct access from the street to such lobby, (iii) lighting is available to such lobby, (iv) at least one of the elevators from such lobby to the Floors above are in working order, and (v) appropriate governmental authorities have made their final inspections of such lobby as evidenced by signed final inspection reports on file with said authorities. In all events, Substantial Completion shall be deemed to have occurred notwithstanding a requirement to complete "Punch List" or similar corrective work, provided that the lack of completion of such Punch List work would not prevent Tenant from using the Premises for the Permitted Use without material interference.

                  1.60. "Substantial Completion Notice" shall mean and refer to a notice from Landlord to Tenant that the Site and Shell Improvements and Tenant Improvements for Phase I are complete, as provided in Section 0.

                  1.61. "Take-Out Financing" shall mean any financing arranged by Landlord, the proceeds of which are primarily used or to be used for either or both of the following purposes: (i) the repayment of any Construction Financing; or, (ii) the reimbursement to Landlord of funds expended or reimbursed by Landlord in connection with the acquisition of the PG&E Property or the City Property or the design, construction or development of the Project or improvements on the Phase II Land. In the event that Landlord does not elect to obtain a loan secured by a Mortgage to provide funds for such purposes, but instead obtains funds for those general purposes from a source of capital which charges interest or other fees for the use of such funds, then the funds so obtained shall be deemed Take-Out Financing for the purposes of this Leasehold Improvements Agreement.

                  1.62. "Tenant Caused Delays" shall mean certain delays in the construction of the Site and Shell Improvements or the Tenant Improvements or both caused by Tenant, as described in Section 0.

                  1.63. "Tenant Improvements" shall mean and refer to those certain building interior improvements required by Tenant for its occupancy of the Phase I Buildings and to be constructed on the Phase I Land, as described in
Section 0, but shall in all events exclude the Base Building Improvements.

                  1.64. "Tenant Improvement Allowance" shall mean a sum equal to Twenty-Eight Dollars ($28.00) per square foot of Net Rentable Area in the Premises.

                  1.65. "Tentative Site Plan" shall mean and refer to that certain tentative site plan for the development of Phase I and Phase II attached hereto as Exhibit G and referred to in Section 0.

                  1.66. "Work" shall mean the construction of the Site and Shell Improvements and the Tenant Improvements by Landlord in accordance with this Leasehold Improvements Agreement.

                  1.67. "Working Drawings for the Site and Shell Improvements" shall mean and refer to those certain final working drawings for the Site and Shell Improvements referred to in Section 0.


                  2. GENERAL DESCRIPTION OF THE IMPROVEMENTS TO BE DESIGNED AND CONSTRUCTED BY LANDLORD.

                  2.1. General  Description of Site  Improvements.  Landlord and
Tenant intend that the Phase I Buildings shall contain approximately one hundred sixty thousand (160,000) square feet of Gross Building Area, and that the
Project will include not less than three (3) parking spaces for each one thousand (1,000) square feet of Gross Building Area. Landlord shall provide all required on-site improvements for the Project and all base hardscape and landscape features on the Phase I Land, including grading, paving for parking areas and drive aisles, sidewalks and street improvements, utilities stubbed in or to the shell of each Building, landscaping, monuments for Tenant's signage, directional signage, exterior lighting in the Common Area and other site improvements which may be required by the City of San Rafael or which may be reasonably necessary to the use and enjoyment of the Buildings for ordinary office purposes. Landlord shall also provide such off-site improvements outside the boundaries of the PG&E Property as may be required by the City of San Rafael or which may be reasonably necessary to the use and enjoyment of the Buildings for ordinary office purposes. Landlord shall also construct, contemporaneously with the Project and as a part of Phase II Current Costs: (i) all common entrance areas, plazas, parking, associated parking access walkways and landscaping within the parking areas, all to the extent such improvements are to be located upon the Phase II Land for the purpose of providing parking or access for the Project; (ii) all additional landscaping required by the City of San Rafael to be installed on Phase II or reasonably requested by Tenant; (iii) to the extent that utilities for the planned Phase II buildings would most conveniently and cost effectively be provided by lines, wires or pipes passing through Phase I, then such lines, wires and pipes, from the point of connection to a Phase I Building nearest to the Phase II Land (or to the point of connection to the lines, wires and pipes of the utility provider, if no connections to a Phase I Building lie along the lateral lines, wires and pipes serving Phase II) to points which are within ten (10) feet of the projected locations of each the Phase II buildings; (iv) the pads and rough grading for the Phase II buildings, to the extent not located within the Parking Easement Area to serve Phase I; and, (v) conduits for inter-building telecommunications among the Phase II buildings in their planned locations, stubbed to within ten
(10) feet of each such location. The foregoing improvements are referred to in this Leasehold Improvements Agreement as the "Site Improvements". The Site Improvements shall be constructed by Landlord in accordance with the "Working Drawings for the Site and Shell Improvements", as referred to in Section 0 below and as developed in accordance with this Leasehold Improvements Agreement.

                  2.2.  General  Description  of  Base  Building   Improvements.
Landlord shall also construct each of the Phase I Building shells (collectively, the "Base Building Improvements"), which shall include the following:

                        A. The structural elements and weathertight exterior walls (including glazing), exterior doors and roof of the Phase I Buildings;

                        B. The main ground floor lobby area of each Phase I Building;

                        C.  Smooth   concrete   floors,   based  on  reasonable,
                            good-quality   commercial   construction   standards
                            (ready for carpet or resilient tile);

                        D. Ceilings in toilet rooms and in other rooms located within the cores of the Buildings (not in other areas), but only to the extent that ceilings in such other rooms are required by applicable codes;

                        E. The core area on each Floor, including elevators, toilet rooms, electrical closets (one (1) in the smaller Building and two (2) in the larger), telecommunications closets, mechanical rooms, janitorial closets, exit stairs, hold open door assemblies at lobby perimeter doors, mechanical shafts, HVAC (as defined and required by Section 0), electrical power systems (as required by Section 0) life safety systems (as required by Section 0) and sprinkler systems (as required by Section 0);

                        F. Dry wall, paint ready (finish-taped and sanded, but not painted) around surfaces of walls in core areas, on interior portions of exterior walls below ceiling level (and fire-taped drywall on interior portions of exterior walls above ceiling level to the extent required by applicable Laws), and around interior columns;

                        G. An operating primary system to provide heating, ventilating and air conditioning service ("HVAC") to the toilet rooms and electrical closets of each Floor and to the edge of each Phase I Building core at each Floor, not including main loops and branch distribution, on-Floor controls, mixing boxes and fire dampers, except to the extent that fire dampers are required in core areas by applicable Laws for an undivided occupancy;

                        H. Primary electrical distribution system to each Phase I Building core, including one (1) 480 volt panel on each Floor, step down transformers, one (1) 120 volt convenience panel on each Floor and one (1) lighting panel on each Floor;

                        I.  Exits to the extent required by code;

                        J. Metal window assembly details necessary to achieve closure to interior drywall (or, where required, to the acoustic ceiling) at the window head, sill and jamb;

                        K. One standard telecommunications point of presence location (with standard telephone line connections) at each Building, and,

                        L. Life safety systems as required by code for a building in shell condition, including sprinklers with heads necessary to meet current requirements for space in such shell condition.

The Base Building Improvements shall be constructed by Landlord in accordance with the Working

Drawings for the Site and Shell Improvements, as developed in accordance with this Leasehold Improvements Agreement. Notwithstanding the foregoing, any items specifically identified or designated in this Leasehold Improvements Agreement or in the Exhibits hereto as Tenant Improvements shall not be included in or be a part of the Site and Shell Improvements.

                  2.3. General Description of Tenant Improvements. In addition to the Site and Shell Improvements, for each Phase I Building Landlord shall furnish all building interior improvements required by Tenant for its occupancy of the Phase I Buildings and security fencing and enclosures (collectively, the "Tenant Improvements"). The Tenant Improvements shall exclude all telephone, telecommunications and security equipment and cabling, uninterrupted power supplies and fire suppression systems for electronic equipment (although Landlord shall construct all ordinary building-wide sprinkler systems as a part of the Tenant Improvements), unless Landlord and Tenant hereafter agree in writing that such work or some part of it will be a part of the Tenant
Improvements. The Tenant Improvements shall be constructed by Landlord in accordance with the "Final Working Drawings for the Tenant Improvements", as referred to in Section 0 below and as developed in accordance with this Leasehold Improvements Agreement.

                  2.4. Design of Site and Shell Improvements. Except as otherwise provided in Sections 0, 0 and 0, Landlord shall design the Site and Shell Improvements in accordance with: (i) the Descriptive Base Specifications attached hereto as Exhibit E; (ii) the basic conceptual design drawings (the "Preliminary Drawings") listed on Exhibit F attached hereto; and, (iii) the tentative site plan (the "Tentative Site Plan") attached hereto as Exhibit G.


         3.       PREPARATION  AND  APPROVAL  OF APPLICATIONS TO THE CITY OF SAN
RAFAEL.

                  3.1. Applications. Certain permits and approvals from the City of San Rafael and other governmental agencies having jurisdiction over the Project or the Phase I Land or Phase II Land will be required to permit the development and construction of the Project and the work to be paid for as a Phase II Current Cost (the "Necessary Approvals"). Landlord, in cooperation with Tenant, has prepared and submitted to the City of San Rafael an application for certain of the Necessary Approvals, including without limitation, applications for: (i) development plan approval; (ii) vesting tentative map approval; (iii) approval of a development agreement; and (iv) such environmental and design review approvals as may be required.

                  3.2. Changes in Plans and Specifications. Landlord and Tenant acknowledge that changes in the design, configuration, materials and building systems (collectively, "Necessary Changes") may: (i) be necessary to obtain one or more of the governmental approvals required to permit the construction and occupancy of the Phase I Buildings or any part of Phase II; (ii) be necessary as a result of conditions imposed upon one or more such approvals or, in the judgment of Landlord, may be necessary to expedite the obtaining of any one or more such Necessary Approvals; (iii) be required to comply with any site constraints imposed by PG&E; or, (iv) be deemed necessary by Landlord to decrease the Estimated Phase I Project Cost if and to the extent that it is greater than One Hundred Eighty-Three Dollars ($183.00) per square foot of Gross Building Area. In the event that a Necessary Change involves the reconfiguration of a Phase I Building or a change to the ornamentation or other decorative or design characteristics of the Building, Landlord shall, to the extent commercially reasonable in the circumstances: (i) make such Necessary Change in a manner which, in the reasonable opinion of Landlord, does not materially interfere with Tenant's intended uses of the Premises, except to the extent that such changes are necessary to comply with any governmentally imposed restriction or requirement; (ii) make such Necessary Change in a manner which would not cause the Gross Building Area in the Phase I Buildings to be less than approximately one hundred forty thousand (140,000) square feet;

and, (iii) consult reasonably with Tenant before agreeing or deciding to make such changes, although the decision of Landlord as to such changes shall be final and binding on the parties. Landlord shall deliver to Tenant written notice of each Necessary Change, which notice shall describe the Necessary Change in reasonable detail and shall state the objectives of such proposed change. In the event that Tenant desires to have another change made to accomplish the objectives of the Necessary Change proposed by Landlord, Tenant shall describe such alternative change in writing to Landlord within ten (10) days of the receipt by Tenant of a written notice from Landlord of a proposed Necessary Change, which alternative change shall be sufficient to obtain the objectives of the Necessary Change proposed by Landlord. In the event that Tenant proposes an alternative change which accomplishes the objectives of the Necessary Change proposed by Landlord, but Landlord does not wish to accept such alternative change in lieu of the Necessary Change proposed by Landlord, Landlord or Tenant may cause such matter to be submitted to arbitration pursuant to the provisions of Section 0. In the event that any of the Phase I Buildings are reconfigured, the description of the Premises for the purposes of this Leasehold Improvements Agreement shall be modified in a reasonable manner by written notice from Landlord to Tenant to reflect the reconfiguration of the Phase I Building(s). In the event that Landlord determines that a Necessary Change is to be made, Landlord may amend the applications to the City of San Rafael to reflect appropriately such Necessary Change.

                  3.3. Consistency with Descriptive Base Specifications. The provisions of Section 0 to the contrary notwithstanding, in no event shall any Necessary Change cause the Base Building Improvements to be inconsistent with the Descriptive Base Specifications, except to the extent:_. (i) such Necessary Change is required as a result of any governmentally mandated requirement applicable to the Project; (ii) such Necessary Change is required as a result of any requirement imposed by a lender or prospective lender of Construction Financing or Take-Out Financing; or, (iii) Landlord reasonably determines that equipment or materials necessary to conform to the Descriptive Base Specifications cannot be obtained within the time periods necessary to permit Landlord to perform in a timely manner its obligations pursuant to this Leasehold Improvements Agreement or the Lease. In any such event, Landlord shall use commercially reasonable efforts in the circumstances to substitute equipment or materials capable of substantially equivalent performance to any building equipment or materials specified in the Descriptive Base Specifications.

                  3.4. Fees and Expenses Incurred in Connection with the Applications. Subject to the provisions of Section 0, Landlord shall pay all fees and costs incurred in connection with the preparation, filing, amendment, processing and approval of the applications referred to in Section 0 (except that Tenant shall bear any cost incurred by it in connection with its review of the applications and the cost of any attorney or consultant who makes an appearance on behalf of Tenant at any governmental hearings or meetings where such consultant or attorney is there at the request of Tenant and not at the request of Landlord), including the cost of any environmental impact report or other documents or studies required to satisfy the requirements of the City of San Rafael. Subject to the provisions of Section 0, Landlord shall also pay the entire cost of satisfying any conditions imposed by the City of San Rafael on the approval of such applications, all of which cost shall be a part of both Aggregate Development Cost and either Phase I Project Cost or Phase II Current Costs, as appropriate.

                  3.5. Letter Agreements Pertaining to Certain Fees and Expenses Incurred in Connection with the Applications. Landlord and Tenant have entered into three letter agreements, one executed by both of them on August 28, 1996, a second executed by Landlord on April 18, 1997 and by Tenant on May 16, 1997, and a third executed by Tenant on September 17, 1997, all three of which pertain to the payment of certain expenses incurred or to be incurred in connection with the design and planning for the Project and other improvements on the Phase II Land. Notwithstanding the provisions of such September 17, 1997 letter regarding limitation upon amount and termination of the obligations thereunder, it is the intention of Landlord and Tenant that Tenant shall continue to pay all such expenses as described in such letter agreement through January 12, 1998, and thereafter all such letter agreements shall be superseded by this Leasehold Improvements Agreement, but only to the extent that such letter agreements pertain to costs incurred after January 12, 1998. In the event that Tenant elects to have Landlord reimburse Tenant, in accordance with the provisions of the letter agreements, for certain of the costs incurred and paid by Tenant pursuant to the letter agreements, such costs shall be reimbursed by Landlord to Tenant within thirty (30) days of the Commencement of Construction, without interest, and such costs shall be Phase I Project Cost to the full extent so reimbursed by Landlord to Tenant.


         4. COOPERATION IN PLANNING PROCESS. Tenant and Landlord shall cooperate reasonably with one another in a good faith effort to obtain all permits, approvals and entitlements necessary to develop the Project pursuant to the applications previously filed with the City of San Rafael.


         5. PREPARATION OF PLANS AND SPECIFICATIONS FOR OFF-SITE IMPROVEMENTS. As promptly as is reasonable in the circumstances following both the issuance by the City of San Rafael of all permits and approvals necessary for the construction of the Project (excluding building and grading permits) and the time at which the extent of all off-site improvements which are required by the City of San Rafael in connection with the Site Improvements can be ascertained, Landlord shall cause plans and specifications to be prepared for such improvements. Such plans and specifications shall not be subject to the approval of Tenant, but shall be submitted to Tenant for its information.


         6. PREPARATION OF WORKING DRAWINGS FOR THE SITE AND SHELL IMPROVEMENTS.

                  6.1. Initial Preparation. Promptly following the issuance by the City of San Rafael of all permits and approvals necessary for the construction of the Site and Shell Improvements (excluding building and grading permits), or at such earlier time as Landlord may elect in its sole discretion, Landlord shall, at its expense, cause its architects and engineers to commence preparation of working drawings for the Site and Shell Improvements (the "Working Drawings for the Site and Shell Improvements"), which shall be consistent with the Descriptive Base Specifications and generally consistent with the Preliminary Drawings and Tentative Site Plan, except for Necessary Changes. Landlord and Tenant acknowledge that Landlord may, in its reasonable discretion, incorporate features in the Base Building Improvements to make the Building more readily adaptable for multi-tenant use. The foregoing notwithstanding, the Working Drawings for the Site and Shell Improvements may deviate from the Preliminary Drawings and Tentative Site Plan (but not Descriptive Base Specifications) if required as a result of: (i) engineering or environmental considerations necessary to the structural integrity of a Building or other improvements which first become apparent in the course of the preparation of the Working Drawings for the Site and Shell Improvements; or,
(ii) if reasonably deemed necessary by Landlord to decrease the Estimated Phase I Project Cost if and to the extent that it is greater than One Hundred Eighty-Three Dollars ($183.00) per square foot of Gross Building Area.

                  6.2. Submission to Tenant for Review. Landlord shall submit the Working Drawings for the Site and Shell Improvements to Tenant for its review, and may make such submissions in increments the review of which does not require other portions of the Working Drawings for the Site and Shell Improvements which Landlord has not then submitted to Tenant. Tenant shall notify Landlord within ten (10) days from the receipt by Tenant of any such submission whether or not Tenant agrees that the portion of the Working Drawings for the Site and Shell Improvements included in such submission is consistent with the Descriptive Base Specifications. In the event that Tenant fails to respond to such submission within such period of ten (10) days, Landlord may give to Tenant a second notice stating such failure and further stating that if Tenant does not respond within five (5) days of the receipt by Tenant of such second notice from Landlord, Tenant will be deemed to have agreed that the portion of the Working Drawings for the Site and Shell Improvements in such submission is consistent with the Descriptive Base Specifications. In the event that Tenant fails to respond to such submission within such period of five (5) days of the receipt by Tenant of such second notice from Landlord, Tenant shall for all purposes be deemed to have agreed that the portion of such the Working Drawings for the Site and Shell Improvements included in such submission is consistent with the Descriptive Base Specifications. In the event of a dispute between Landlord and Tenant with regard to the question of whether or not the Working Drawings for the Site and Shell Improvements are consistent with the Descriptive Base Specifications or as to any variances required to decrease the Estimated Phase I Project Cost if and to the extent that it is greater than One Hundred Eighty-Three Dollars ($183.00) per square foot of Gross Building Area, either Landlord or Tenant may require by written notice to the other that such dispute be resolved by arbitration conducted in accordance with the provisions of Section 0.

                  6.3. Tenant's Review Responsibilities. Landlord agrees and understands that the review of the Working Drawings for the Site and Shell Improvements by Tenant is solely to protect the interests of Tenant, and Tenant shall not be the guarantor of, nor in any way or to any extent responsible for, the correctness or accuracy of any such Working Drawings for the Site and Shell Improvements or of the compliance of such Working Drawings for the Site and Shell Improvements with applicable Laws. Approval by Tenant of the Working Drawings for the Site and Shell Improvements prepared by Landlord shall not imply approval by Tenant as to compliance of such Working Drawings for the Site and Shell Improvements with applicable Laws.

                  6.4. Submission to the City of San Rafael. Upon the completion of the Working Drawings for the Site and Shell Improvements (or such part or parts thereof as the City of San Rafael may be willing to accept as sufficient to constitute an application for a building permit), Landlord shall submit such working drawings to the City of San Rafael together with all other documents and fees necessary to constitute an application for a building permit. If only a portion of the Working Drawings for the Site and Shell Improvements were submitted to the City of San Rafael at the time of the application for a building permit, Landlord shall cause its architects and its engineers promptly to complete any additional necessary parts of the Working Drawings for the Site and Shell Improvements and shall submit them to the City of San Rafael and to Tenant.

         7.       TENANT'S ARCHITECT AND ENGINEERS.

                  7.1. Submission of List of Consultants. Within sixty (60) days of the date of this Leasehold Improvements Agreement, Tenant shall submit to Landlord for its approval, which shall not be unreasonably withheld or delayed, a list of architects, engineers and other consultants to be used in connection with the design of the Tenant Improvements. Landlord shall respond to such request for approval from Tenant within fifteen (15) days of the receipt of such list by Landlord. In the event that Landlord fails to respond to such request within such period of fifteen (15) days, Tenant may give to Landlord a second notice stating such failure and further stating that if Landlord does not respond within five (5) days of the receipt by Tenant of such second notice from Landlord, Tenant will be deemed to have approved the list of architects, engineers and other consultants submitted by Tenant. In the event that Landlord fails to respond to such request within such period of five (5) days of the receipt by Landlord of such second notice from Tenant, Landlord shall for all purposes be deemed to have approved the list architects, engineers and other consultants submitted by Tenant. Tenant shall select architects, engineers and other consultants for the design of the Tenant Improvements from among those approved by Landlord in response to such request from Tenant.

                  7.2. Cost of Preparation. The cost of preparing all plans and specifications for the Tenant Improvements (including without limitation the Conceptual Plans for the Tenant Improvements referred to in Section 0 and the Draft Working Drawings for the Tenant Improvements referred to in Section 0 and the Final Working Drawings for the Tenant Improvements referred to in Section
0), and the cost of preparing any change thereto shall be paid by Tenant.


         8.       SUBMITTAL OF CONCEPTUAL PLANS FOR THE TENANT IMPROVEMENTS.

                  8.1. Preliminary Submission. Tenant has previously submitted to Landlord, and Landlord acknowledges receipt of, a preliminary conceptual plan for the Tenant Improvements which indicates all of Tenant's requirements for meeting rooms, kitchen facilities, office locations, corridor locations, general arrangement of uses on particular Floors and any other special requirements which would reasonably be expected to affect any aspect of the Site and Shell Improvements.

                  8.2. First Submission. On or before January 1, 1998, Tenant shall submit to Landlord conceptual plans for the Tenant Improvements in the Phase I Buildings ("Conceptual Plans for the Tenant Improvements"), including architectural, mechanical and electrical, telecommunications and security, and reflected ceiling drawings. The Conceptual Plans for the Tenant Improvements shall be consistent with the preliminary plan submitted by Tenant pursuant to
Section 0 and shall provide for corridors, lobbies, bathrooms, mechanical and electrical systems, and fire exits which are designed to accommodate single or multi-tenant configurations of each Floor in each Building (including, without limitation, separate metering for utilities), in conformance with the Working Drawings for the Site and Shell Improvements (to the extent that Landlord has previously delivered the same to Tenant), and in a design reasonably acceptable to Landlord. At the time that Tenant submits such plans to Landlord, Tenant may identify particular elements of the Base Building Improvements or of the Tenant Improvements or both which are critical to the use by Tenant of particular Floors and which must therefore be Substantially Completed before Tenant can accept as Substantially Complete those particular Floors, which Floors shall also then be identified by Tenant.

                  8.3. Purpose of Conceptual Plans for the Tenant Improvements. Such

Conceptual Plans for the Tenant Improvements shall be for the general information of Landlord, and to assist in the coordination of the design and construction of the Tenant Improvements, but receipt of such Conceptual Plans for the Tenant Improvements by Landlord shall not constitute an approval by Landlord of the design or specifications shown thereon. Landlord shall, within fifteen (15) days following receipt by Landlord of such plans from Tenant, review, comment on and return the Conceptual Plans for the Tenant Improvements to Tenant, marked "Approved", "Approved as Noted" or "Disapproved as Noted, Revise and Resubmit." If the Conceptual Plans for the Tenant Improvements are returned to Tenant marked "Disapproved as Noted, Revise and Resubmit," Tenant shall cause such plans to be revised within twenty (20) days, taking into account the reasons for Landlord's disapproval, and shall resubmit revised plans to Landlord for review. The same procedure shall be repeated until Landlord fully approves the Conceptual Plans for the Tenant Improvements. Landlord shall only refuse to consent to such Conceptual Plans for the Tenant Improvements on the grounds that they are inconsistent with the plans for the Base Building Improvements or with the requirements of any applicable Laws.


         9. PREPARATION OF WORKING DRAWINGS FOR THE TENANT IMPROVEMENTS. On or before February 15, 1998, Landlord shall deliver to Tenant those portions of the Working Drawings for the Site and Shell Improvements which are reasonably required to permit Tenant to prepare working drawings for the Tenant
Improvements. Within ninety (90) days after Tenant's receipt thereof, Tenant shall deliver to Landlord one (1) set of reproducible sepia and three (3) sets of blue-lined prints of working drawings and specifications (hereinafter referred to collectively as the "Draft Working Drawings for the Tenant Improvements") for such Tenant Improvements prepared, at Tenant's sole cost and expense, by an architect ("Tenant's Architect") licensed in the State of California and selected by Tenant and approved by Landlord in accordance with
Section 0 above or  otherwise  specifically  approved  in writing  by  Landlord.
Landlord shall cooperate reasonably with Tenant in connection with the preparation of the Working Drawings for the Tenant Improvements, provided that the production of such drawings shall be the sole responsibility of Tenant and further provided that such cooperation shall not limit the right of Landlord to review and approve such Working Drawings, as herein provided. Landlord shall only refuse to consent to such Working Drawings on the grounds that they are inconsistent with the plans for the Base Building Improvements or with the requirements of any applicable Laws. Within fifteen (15) business days of the receipt by Landlord of the Draft Working Drawings for the Tenant Improvements from Tenant, Landlord shall return to Tenant one (1) sepia set of the Draft Working Drawings for the Tenant Improvements marked "Approved", "Approved as Noted" or "Disapproved as Noted, Revise and Resubmit." If the Draft Working Drawings for the Tenant Improvements are returned to Tenant marked "Disapproved as Noted, Revise and Resubmit," Tenant shall cause such Draft Working Drawings for the Tenant Improvements to be revised, taking into account the reasons for Landlord's disapproval and shall resubmit revised plans to Landlord for review. The same procedure shall be repeated until Landlord fully approves the Final Working Drawings for the Tenant Improvements. It is understood that the Draft Working Drawings for the Tenant Improvements and the Final Working Drawings for the Tenant Improvements are to be consistent with, and a logical extension of, the Conceptual Plans for the Tenant Improvements approved by Landlord in accordance with Section 0 above. Tenant shall be solely responsible for the completeness of the Draft Working Drawings for the Tenant Improvements and the Final Working Drawings for the Tenant Improvements and for conformity of the Final Working Drawings for the Tenant Improvements with the Working Drawings for the Site and Shell Improvements provided by Landlord to Tenant. When the Final Working Drawings for the Tenant Improvements are approved by Landlord and
Tenant: (i) they shall be acknowledged as such by Landlord and Tenant signing each sheet of the Final Working Drawings for the Tenant Improvements; and, (ii) no changes shall be made to the approved Final Working Drawings for the Tenant Improvements without the prior written consent of Landlord, which consent may be withheld if such changes would affect the schedule or cost of the construction of the Site and Shell

Improvements or Tenant Improvements.

         10. LANDLORD'S REVIEW RESPONSIBILITIES. Tenant agrees and understands that the review of the Conceptual Plans for the Tenant Improvements, the Draft Working Drawings for the Tenant Improvements and the Final Working Drawings for the Tenant Improvements by Landlord is solely to protect the interests of Landlord in the Building and the Premises, and Landlord shall not be the guarantor of, nor in any way or to any extent responsible for, the correctness or accuracy of any such Draft Working Drawings for the Tenant Improvements or Final Working Drawings for the Tenant Improvements or of the compliance of such Draft Working Drawings for the Tenant Improvements or Final Working Drawings for the Tenant Improvements with applicable Laws or of the conformance of such Draft Working Drawings for the Tenant Improvements or Final Working Drawings for the Tenant Improvements with the Working Drawings for the Site and Shell
Improvements provided by Landlord to Tenant. Approval by Landlord of the Conceptual Plans for the Tenant Improvements, the Draft Working Drawings for the Tenant Improvements or the Final Working Drawings for the Tenant Improvements prepared by Tenant shall not: (i) imply approval by Landlord as to compliance of such Draft Working Drawings for the Tenant Improvements or Final Working Drawings for the Tenant Improvements with applicable Laws; (ii) imply the compatibility of the Draft Working Drawings for the Tenant Improvements or Final Working Drawings for the Tenant Improvements with the shell or the core or the Working Drawings for the Site and Shell Improvements; or (iii) limit Landlord's right to require changes in portions of the Final Working Drawings for the Tenant Improvements which are incompatible with or which, in the reasonable opinion of Landlord, adversely affect the Building structure or the electrical, plumbing, life safety or mechanical systems of the Building or which affect the availability to Landlord of third party warranties. In the event that, after the approval by Landlord of the Final Working Drawings for the Tenant Improvements, Landlord modifies the Working Drawings for the Site and Shell Improvements in a manner which will require modification to the Final Working Drawings for the Tenant Improvements, Landlord shall promptly so notify Tenant and Tenant shall cause any such required modifications to the Final Working Drawings for the Tenant Improvements to be promptly made; provided, however, to the extent that the modifications to the Working Drawings for the Site and Shell Improvements requested by Landlord are the result of the failure by Landlord's employees or construction managers (but not Landlord's architect) to use customary care in coordinating the work of the architect in the preparation of the Working Drawings for the Site and Shell Improvements, then Landlord shall pay all costs and expenses incurred by Tenant as a result thereof. Landlord shall use commercially reasonable efforts to cause the agreement with the architect to require that such architect use the prevailing standard of care in the architectural profession in the preparation of the Working Drawings for the Site and Shell Improvements, and Landlord shall use commercially reasonable efforts to enforce such agreement.


         11. COST OF TENANT IMPROVEMENTS. Upon the approval by Landlord of the Final Working Drawings for the Tenant Improvements, Landlord shall obtain from the contractor selected by Landlord for the construction of the Base Building Improvements a fixed-price for the construction of the Tenant Improvements. In the event that such bid exceeds a sum equal to the Tenant Improvement Allowance, Landlord shall so notify Tenant, and Tenant shall deposit, in the manner herein required, immediately available funds equal to the amount by which such bid exceeds the Tenant Improvement Allowance, which deposit shall be held for disbursement to Landlord to pay expenses of construction of the Tenant
Improvements after the expenditure of the Tenant Improvement Allowance. Such deposit shall be made in the following manner: (i) if required by lender of the Construction Financing, such deposit shall be made into an account with such lender at least five (5) days prior to the Commencement of Construction, as to which account Landlord shall require the lender to pay interest to Tenant at a reasonable deposit rate; or, (ii) in all other events, such deposit shall be made to an escrow agent reasonably satisfactory to both Landlord and Tenant on or before the later of the day which is the tenth (10th) day following the receipt by Tenant of a written request from Landlord for such deposit or the day which is the tenth (10th) day prior to the commencement of construction of any of the Tenant Improvements, to be held in an interest bearing account, with interest to be paid periodically to Tenant. Expenses paid directly from such funds shall be excluded from Aggregate Development Cost, to the extent of the amount so paid.


         12.      CONSTRUCTION OF SITE AND SHELL IMPROVEMENTS.

                  12.1. Construction and Substitutions. The Site and Shell Improvements shall be constructed by Landlord in substantial compliance with the Working Drawings for the Site and Shell Improvements, although Landlord reserves the right to make substitutions of equipment or materials for equipment or materials which are specified in the Working Drawings for the Site and Shell Improvements, provided that all such substitutions shall be consistent with the Descriptive Base Specifications. Any details or materials which are not specified in the Working Drawings for the Site and Shell Improvements shall be completed by Landlord in a manner consistent with the standards of similar buildings in Marin County, California. In the event Landlord so elects, Landlord may commence grading of the PG&E Property and other on- and off-site work prior to the completion of the Working Drawings for the Site and Shell Improvements. Landlord shall use commercially reasonable efforts to cause all contractors performing any portion of the Site and Shell Improvements or the Tenant Improvements to comply in all material respects with their respective contracts, and Landlord shall use commercially reasonable efforts to enforce such contracts; provided, however, that nothing herein shall be deemed to prevent Landlord from using its reasonable judgment in settling disputes with such contractors or in accepting or permitting variances from the Working Drawings where such variances do not materially affect the performance or appearance of the area of the Project where such variance occurs. Nothing herein is, however, intended to impose upon Landlord any liability for deficiencies in the performance of any contractor, subcontractor or supplier.

                  12.2. Changes to Working Drawings for the Site and Shell Improvements. Landlord may make changes to the Working Drawings for the Site and Shell Improvements, provided that each such change is approved by the City of San Rafael and any lender or prospective lender of Construction Financing or Take-Out Financing, if such approval is required. In the event that Landlord plans a change to the Working Drawings for the Site and Shell Improvements, Landlord shall so notify Tenant in writing, which writing shall describe in detail the nature, extent and location of the changes which Landlord plans to make. Tenant shall notify Landlord within five (5) days from the receipt by Tenant of any such submission whether or not Tenant agrees that the change to the Working Drawings for the Site and Shell Improvements would be consistent with the Descriptive Base Specifications. In the event that Tenant fails to respond to such submission within such period of five (5) days, Landlord may give to Tenant a second notice stating such failure and further stating that if Tenant does not respond within five (5) days of the receipt by Tenant of such second notice from Landlord, Tenant will be deemed to have agreed that the proposed change to the Working Drawings for the Site and Shell Improvements is consistent with the Descriptive Base Specifications. In the event that Tenant fails to respond to such submission within such period of five (5) days of the receipt by Tenant of such second notice from Landlord, Tenant shall for all purposes be deemed to have agreed that the proposed change to the Working Drawings for the Site and Shell Improvements is consistent with the Descriptive Base Specifications. In the event of a dispute between Landlord and Tenant with regard to the question of whether or not a proposed change to the Working Drawings for the Site and Shell Improvements would be consistent with the Descriptive Base Specifications or as to any variances required to decrease the Estimated Phase I Project Cost if and to the extent that it is greater than One Hundred

Eighty-Three Dollars ($183.00) per square foot of Gross Building Area, either Landlord or Tenant may require by written notice to the other that such dispute be resolved by arbitration conducted in accordance with the provisions of
Section 0.


         13. INSPECTION BY TENANT. During the course of construction of the Site and Shell Improvements and the Tenant Improvements, Tenant or Tenant's representative shall, at Tenant's sole cost and expense, at all times have the right to inspect the construction; provided that Tenant, in the exercise of such right, shall not unreasonably interfere with or delay the prosecution of such work (except to the extent such work is delayed by the necessity of remedying defective or incorrect work discovered by Tenant). No exercise by Tenant of its right to inspect the construction shall be deemed to affect the rights and obligations of Landlord and Tenant with respect to the work or any defects therein, nor shall such exercise be deemed an assumption by Tenant of any responsibility for the quality of the work.


         14.      CHANGE ORDERS.

                  14.1. Right of Tenant to Request Modifications. Tenant may make modifications ("Modifications") to the Final Working Drawings for the Tenant Improvements and/or to request that Landlord make Modifications to the Working Drawings for the Site and Shell Improvements, provided that each such Modification is approved by the City of San Rafael and any lender or prospective lender of Construction Financing or Take-Out Financing, if such approval is required, and is made sufficiently prior to the construction of the part of work to which the Modification would be made so that the Modification can be accommodated without resulting in a Tenant Caused Delay. Modifications relating to the Site and Shell Improvements or the Tenant Improvements or both shall only be made with the consent of Landlord, which consent shall not be unreasonably withheld or delayed. Any request by Tenant for Modifications shall be made in writing to Landlord, which writing shall describe in detail the nature, extent and location of the Modifications that Tenant requests be made.

                  14.2. Preparation of Plans for Modifications. In the event that Tenant requests a Modification to the Working Drawings for the Site and Shell Improvements, Landlord shall cause its architect and other consultants to prepare drafts of revisions to those portions of the Working Drawings for the Site and Shell Improvements which Tenant has requested be the subject of a Modification, and shall deliver to Tenant a copy of such draft, together with a statement of Landlord's best estimates (made in good faith and in accordance with reasonably competitive prices and reasonable design plans; provided, however, that Tenant recognizes that estimates will have to be provided in a relatively short period of time, that there is some inherent uncertainty in the process of providing estimates, that estimates may be based on incomplete design details due to time constraints and that only one contractor will be negotiated with) of (i) the additional cost of construction of the Site and Shell Improvements or the Tenant Improvements (which shall include without limitation increased design costs, increased construction costs and increased financing costs arising by reason of the resulting Tenant Caused Delays, if any, in the construction schedule) which Tenant will be required to pay by reason of the proposed Modification (the "Modification Cost"); and, (ii) the duration of any Tenant Caused Delay (as that term is defined in Section 0 below) which will arise by reason of such Modification. Landlord shall also deliver to Tenant a copy of any bids upon which Landlord based its estimates. Tenant shall elect either to require Landlord to proceed with the Modification or not to require Landlord to so proceed by written notice to Landlord given within five (5) business days of the receipt by Tenant of the draft of the modified portions of the Working Drawings for the Site and Shell Improvements and Landlord's estimate of resulting costs and Tenant Caused Delays. The failure by Tenant to make such election in writing within such five (5) business day period shall conclusively be deemed to be an election by Tenant not to proceed with the Modification. In the event that Tenant elects to proceed with the
Modification: (i) Tenant shall, at least five (5) business days before the date upon which Landlord, in its reasonable judgment, must direct the contractor to proceed with the Modification (of which date Landlord shall notify Tenant in writing at least two (2) days before such date), deposit with Landlord or Landlord's lender (as Landlord may direct) immediately available funds (or, if the lender of the Construction Financing will so permit without additional requirements upon Landlord, a letter of credit) equal to Landlord's estimate of the Modification Cost; and, (ii) Landlord shall cause the Working Drawings for the Site and Shell Improvements to be modified as set forth in the draft portions thereof given to Tenant in response to its request and shall thereafter construct the Site and Shell Improvements in accordance with such Modifications. In the event that the actual Modification Cost differs from the amount estimated by Landlord, Landlord shall so notify Tenant, and, within five (5) days of the receipt by Tenant of such notice, Landlord shall refund to Tenant the amount (if any) by which the actual Modification Cost was less than that estimated by Landlord, or Tenant shall pay to Landlord the amount (if any) by which the actual Modification Cost exceeded that estimated by Landlord. In the event that Tenant elects not to proceed with the Modification, Tenant shall reimburse Landlord upon demand for all reasonable architect's fees and other reasonable costs incurred by Landlord as a result of the preparation of the draft of the modified portions of the Working Drawings for the Site and Shell Improvements, and, if any Tenant Caused Delay has resulted from the request, Tenant shall, within five (5) business days of the receipt by Tenant of a written request from Landlord accompanied by a reasonably detailed explanation of costs incurred or to be incurred, reimburse Landlord for the cost of such Tenant Caused Delay. Landlord shall, however, use all reasonable efforts to minimize the duration of any Tenant Caused Delays resulting solely from the necessity of Landlord causing drafts and estimates to be prepared in response to Tenant's request.


         15.      CONSTRUCTION RELATED MATTERS.

                  15.1. Target Date For Commencement. Landlord and Tenant agree to use commercially reasonable efforts to obtain all Necessary Approvals, to prepare and approve plans, specifications and working drawings, hire contractors, and take such other steps as may be required so that Landlord is in a position to commence construction of the Site and Shell Improvements by June 1, 1998. Landlord and Tenant both acknowledge and agree, however, that such date is a target for commencement of construction and that such commencement is subject to numerous factors beyond the control of either Landlord or Tenant. In the event that Landlord is unable, despite the use of its commercially reasonable efforts in the circumstances, to obtain all required governmental approvals, to prepare and approve plans, specifications and working drawings, hire contractors, and take such other steps as may be required so that Landlord is in a position to commence construction of the Site and Shell Improvements by June 15, 1998, Landlord may defer the Commencement of Construction to June 1, 1999 by written notice to Tenant.

                  15.2.   Schedule   Requirements  in  Construction   Contracts.
Landlord shall require that the contract between Landlord and its general contractor for the construction of the Site and Shell Improvements contain a commercially reasonable schedule for the Substantial Completion of each of the Floors within the Buildings, which schedule will be subject to the consent of Tenant, which consent shall not be unreasonably withheld or delayed. Such contract shall also provide for the contractor to pay a reasonable sum as liquidated damages for each day that Substantial Completion is not achieved in accordance with the approved schedule, although such contract may also provide for the schedule to be extended without the payment of such damages for delays which are caused by Force Majeure Events.

                  15.3. Notice of Substantial Completion. When Substantial Completion of a particular Floor within a Building has occurred, Landlord shall give Tenant written notice thereof (a "Floor Substantial Completion Notice"). The fact that the landscaping, exterior plazas, parking lots, driveways, walkways, or other Floors of the Project or another Phase I Building have not been completed shall not prevent Landlord from delivering a Floor Substantial Completion Notice to Tenant and delivering the Floor which is Substantially Complete. Landlord and Tenant shall prepare a Punch List of items pertaining to the Floor which is then Substantially Complete within ten (10) business days after the receipt by Tenant of the Floor Substantial Completion Notice, which Punch List shall specify the items of work on such Floor which have not been completed. Landlord shall use all reasonable diligence to complete the items on such Punch List within thirty (30) days thereafter.

         16.      NOTICES OF COMPLETION AND DEFECTS.

                  16.1. Project Substantial Completion Notice and Acceptance. Upon the Substantial Completion of all of the Site and Shell Improvements and the Tenant Improvements, Landlord shall give Tenant written notice of such completion (a "Project Substantial Completion Notice"), and Tenant shall be deemed to have fully accepted the Work as satisfactorily completed in accordance with all requirements of this Leasehold Improvements Agreement and shall further be deemed to have waived any defects in any such Work, except to the extent that:

                           A. Tenant shall furnish Landlord with a list (the "Punch List") within ten (10) business days after the receipt by Tenant of the Project Substantial Completion Notice, which Punch List shall specify the items of work which have not been completed;

                           B. Tenant shall furnish Landlord with a list (the "Defect List") within three (3) months after the date of the receipt by Tenant of the Project Substantial Completion Notice, specifying any defects in the construction of Work which were discovered prior to the end of such three (3) month period (provided that Tenant shall also notify Landlord of any such defect within a reasonable time after discovering it); and,

                           C. Tenant shall furnish Landlord with a list (the "HVAC Defect List") within twelve (12) months after the date of the receipt by Tenant of the Project Substantial Completion Notice, specifying any defects in the construction of those portions of the HVAC system serving the Project which are a part of the Work and which were discovered prior to the end of such twelve (12) month period (provided that Tenant shall also notify Landlord of any such defect within a reasonable time after discovering it).

                  16.2.  Assignment of Warranty Rights by Landlord.  Within five
(5) days of the delivery of the Project Substantial Completion Notice by Landlord to Tenant, Landlord shall assign to Tenant, pursuant to an assignment agreement in a form reasonably acceptable to Landlord and Tenant, all warranties and guarantees from all manufacturers, equipment suppliers and contractors related to the Project; provided, however, that such assignment agreement shall also permit Landlord to retain the right to enforce any such warranties.

                  16.3. Corrections by Landlord. Landlord shall commence the correction of each of the items on the Punch List, the Defect List, and the HVAC Defect List within twenty (20) days of the receipt by Landlord of such Punch List or earlier notice of such defect (unless a particular defect materially interferes with the use by Tenant of any of the Buildings or other portion of the Work, in which event Landlord shall commence the required correction as promptly as is reasonably feasible in the circumstances and shall thereafter diligently prosecute such correction to completion). The cost, if any, to Landlord of such corrections shall be a part of Phase I Project Cost, or, if the final Phase I Project Cost has been established under the Lease, then such cost shall be an Expense under the Lease. Landlord shall, if reasonably possible in the circumstances, complete any required correction within thirty (30) business days of the receipt by Landlord of such list or earlier notice of such defect.

         17.      DELAYS.

                  17.1. Tenant Caused Delays. To the extent that a delay shall occur in the Substantial Completion of a Floor or of the Project as the direct or indirect result of a delay with regard to one or more critical path aspects of the Project fairly attributable to the acts or omissions of Tenant; then: (i) any such delay shall extend the date for the completion by Landlord of that part of the Work which is delayed by one (1) day for each day of such delay; and,
(ii) Tenant shall reimburse Landlord on demand for all additional costs incurred by Landlord as a result of such delays (including, without limitation: (a) increased design costs, (b) increased construction costs, (c) increased development management costs, and (d) increased financing costs or fees in connection with loan extensions or replacements required by reason of the resulting delays, if any, in the construction schedule; provided, however, that any amount so reimbursed by Tenant shall be excluded from Aggregate Development
Cost). In addition, any such delay in the Substantial Completion of construction shall extend all dates for the Substantial Completion by Landlord of any work to be performed by it on the Phase I Land, the Phase II Land or a particular Building by one (1) day for each day of such delay in Substantial Completion; and, the Rent Commencement Dates under the Lease shall each be deemed to have occurred one (1) day sooner than the day upon which the conditions for the occurrence of each such date are actually fulfilled for each day of such delay. The following is a non-exclusive list of the kinds of acts or omissions which could, depending on the applicable facts and circumstances, result in a delay in the Substantial Completion of a Floor: (i) any delay of Tenant, beyond the periods provided in this Leasehold Improvements Agreement for the response of Tenant, in giving any consent or approval which is required pursuant to this Leasehold Improvements Agreement; (ii) any request by Tenant that Landlord delay any element, or the completion, of construction; (iii) any request by Tenant for a Modification or any Modification undertaken at the request of Tenant or any change to any of the Final Working Drawings for the Tenant Improvements after such Final Working Drawings for the Tenant Improvements have been approved; (iv) any event of default by Tenant under the Lease, the Option Agreement, the Phase II Purchase Agreement or any Event of Tenant Default under this Leasehold Improvements Agreement; (v) any interference by Tenant or its agents or contractors with the prosecution by Landlord of the Work; (vi) any reasonably necessary displacement of any construction from its place in Landlord's construction schedule resulting from any of the causes for delay described above and the fitting of such construction back into such schedule; or (vii) any delay in obtaining any approval or permit from the City of San Rafael or any other governmental entity or any utility company or district resulting from any other delay referred to in this Section 0. Following a determination by Landlord that a Tenant Caused Delay is reasonably likely to result from an event of the kind referred to in this Section 0, Landlord shall give written notice of such event to Tenant. Landlord shall use Landlord's reasonable efforts to minimize the length of any such delay and to mitigate or eliminate the effects of such delay in subsequent parts of the work, which reasonable efforts may include overtime to the extent reasonably requested by Tenant to minimize the adverse economic consequences to Tenant of such delay, but only if and to the extent Tenant agrees to reimburse Landlord upon demand for any incremental increase in the cost of performing the work as to which such overtime is used. The delays described in this Section 0 are referred to in this Leasehold Improvements Agreement as "Tenant Caused Delays". Tenant acknowledges that, because grading of the site will only be permitted during certain months, relatively brief delays may result in a lengthy postponement of the commencement of grading until it can be undertaken during a month in which grading is permitted, and the duration of any such delay in such grading shall be taken into account in determining the duration of any Tenant Caused Delay.

                  17.2. Force Majeure Delays. To the extent that Landlord or Tenant shall be delayed in or prevented from the performance of any act (other than Tenant's obligation to make payments of rent, additional rent and other charges required hereunder or under the Lease) solely by reason of restrictive governmental laws or regulations, governmental delays beyond a reasonable and customary period for the issuance of any required permit or approval, actions initiated by a third party resulting in a judicial order which restrains or enjoins activity necessary to the completion of the Site and Shell Improvements and/or the Tenant Improvements or which would prevent the accrual of vested rights to complete the Project, industry-wide craft strikes, unavailability of materials, riots, insurrections, epidemics, quarantine restrictions, acts of God, an Event of Default on the part of the other party to this Leasehold Improvements Agreement, war or damage to work in process by reason of fire, flood, earthquake or other casualty, then performance of such act shall be excused for the period of the delay and the period for the performance of such act shall be extended for a period equivalent to the period of such delay. Notwithstanding the foregoing, lack of funds shall not be deemed to be a cause beyond the control of either party. Landlord shall use Landlord's reasonable efforts to minimize the length of any such delay. The delays (including, without limitation, Tenant Caused Delays) described in this Section 0 are referred to in this Leasehold Improvements Agreement as "Delays".

                  17.3. Statements of Landlord as to Delays. Within ten (10) business days of a written request from Tenant, Landlord shall give to Tenant a written statement setting forth a description of the cause for and duration (by dates of commencement and cessation or, as to Delays which have not yet ended, estimated date of cessation) of all Delays in the Work which Landlord contends have occurred prior to the date of such statement or which are continuing to occur as of the date of such statement. Such statement shall also specify whether or not Landlord contends a particular Delay was a Tenant Caused Delay and shall specify the extent (if any) to which Landlord contends that each particular Delay has affected the Substantial Completion (or, for a Delay occurring after Substantial Completion, affected the final completion) of a particular Building through the date of such statement. Landlord shall be bound by, and Tenant shall be entitled to rely on, such statements for all purposes (except with respect to estimated dates of cessation in the case of Delays which have not ended as of the date of such statement), although nothing in such statements shall be deemed to bind Tenant with respect to the existence or duration of any Delay claimed by Landlord or to bind Landlord with respect to Delays caused by events of which Landlord is not aware as of the date of such statement. Tenant shall not be entitled to request such a statement from Landlord more than once in any period of thirty (30) consecutive days.

                  17.4. Minimization of Delays. Upon the receipt by Tenant of any notice of Delay from Landlord, Tenant may elect to direct Landlord to use such overtime as may reasonably be required in the judgment of Landlord to minimize the duration of any Delay. Such request shall be deemed a request for a Modification by Tenant, and the parties shall have the same rights and responsibilities with respect to such a request as they would have with respect to any other requested Modification.


         18.      PROJECT FINANCING

                  18.1. Right and Obligation to Arrange. Landlord shall have the sole and exclusive right to arrange for Construction Financing and Take-Out Financing for the Project, in accordance with the provisions of this Section 0. Except as otherwise provided in Section 0, Landlord shall be obligated to arrange for or provide all equity and loan proceeds required to pay the Phase I Project Cost.

                  18.2. Retaining a Mortgage Broker to Arrange Financing. Landlord shall, at such time as Landlord may select, retain a mortgage broker of Landlord's choosing for the purpose of researching and negotiating Construction Financing for the Project. Tenant shall not, either directly or indirectly, solicit or respond to quotations from potential lenders with respect to conventional real estate financing at any time prior to the exercise of the "First Option" by Tenant pursuant to, and as defined in, the Option Agreement. Tenant may, however, inquire directly from potential lenders only as to the availability to Tenant of off-balance sheet financing.

                  18.3. Selection of Lender and Negotiation of Construction Financing. Landlord shall choose, from among those who give quotations to Landlord, one or more of the potential lenders with which to negotiate for the Construction Financing which Landlord then desires to obtain, the costs of which shall not exceed in the aggregate the amount which is then reasonable for construction financing for a project of the type, size, location and other characteristics of the Project.

                  18.4.   Selection  of  Lender  and   Negotiation  of  Take-Out
Financing. Landlord shall select and arrange Take-Out Financing for the Project.

                  18.5. Inability to Obtain Commitment for Take-Out Financing. In the event that Landlord elects by written notice to Tenant to obtain a commitment for Take-Out Financing meeting the Criteria for Take-Out Financing and thereafter uses commercially reasonable efforts to obtain a commitment from the lender offering such Take-Out Financing, but thereafter reasonably believes that it will not be able for any reason not within the control of Landlord to obtain a binding commitment which satisfies the Criteria for Take-Out Financing and which is otherwise acceptable to Landlord in the exercise of its reasonable discretion, Landlord shall so notify Tenant. During the immediately following fifteen (15) days, Landlord and Tenant shall meet and negotiate to agree on an alternative basis for consummating the transaction which is acceptable to both of them in the exercise of their respective sole discretion. If Landlord and Tenant fail to so agree within such fifteen (15) day period, then Landlord may, in its sole discretion, elect by written notice to Tenant to terminate the Lease, this Leasehold Improvements Agreement, the Option Agreement and the Phase II Purchase Agreement (but not less than all of them) by written notice to Tenant. Such termination shall be effective upon and as of the sixth (6th) business day following the date upon which Tenant receives such notice from Landlord, unless Tenant exercises the First Option under the Option Agreement prior to the effective date of such termination. In the event that Tenant so exercises the First Option, then Tenant shall purchase the PG&E Property from Landlord in its then condition, "as is, with all faults", except that Landlord shall have the right set forth in Section 2.13 of the Option Agreement.

                  18.6. Other Funds. Landlord may, in its sole discretion, choose to provide funds for the purposes of Take-Out Financing from sources or loans which do not meet the Criteria for Take-Out Financing, which funds may be greater in amount than those stated in the Criteria for Take-Out Financing.

                  18.7. Contribution of Tenant. In the event that Landlord estimates that the Estimated Phase I Project Cost will exceed an amount equal to One Hundred Eighty-Three Dollars ($183.00) per square foot of Gross Building Area in the Buildings to be located in Phase I, Landlord may so notify Tenant in writing and request that Tenant provide Construction Financing and Take-Out Financing for the Project in an amount equal to the lesser of: (i) seventy-five percent of the amount by which the Phase I Project Cost exceeds the amount equal to One Hundred Eighty-Three Dollars ($183.00) per square foot of Gross Building Area in the Buildings to be located in Phase I; or, (ii) Seven and 50/100ths Dollars ($7.50) per square foot of Gross Building Area in the Buildings to be located in Phase I. _.In the event that Landlord delivers such a notice to
Tenant: (i) Tenant shall provide such funds to Landlord as and when requested by Landlord, but only after Landlord has invested in the Project an equity contribution equal to fifteen percent (15%) of the Phase I Project Cost, as such Phase I Project Cost is estimated in good faith by Landlord; (ii) Tenant shall be entitled to receive monthly payments of interest only at the rate of fifteen percent (15%) per annum, commencing as of the Last Rent Commencement Date and continuing during the Term of the Lease; (iii) interest shall accrue from the time that such funds are paid by Tenant to the day immediately preceding the Last Rent Commencement Date at the rate of fifteen percent (15%) per annum, and the amount so accrued shall be added to the principal; (iv) such loan shall be secured by a Deed of Trust encumbering the Project in the standard form used by First American Title Company of Marin as of the date of the making of such loan or, if such a deed of trust would not be acceptable to any Mortgagee of a Mortgage securing Construction Financing or Take-Out Financing, then by other security reasonably acceptable to Landlord and Tenant and acceptable to such Mortgagee; and, (v) Tenant shall unconditionally subordinate its interest under such Deed of Trust to the interests of the mortgagee of any mortgage or the holder of any other deed of trust securing a loan against the Project, provided that the aggregate amount of principal indebtedness secured by all such mortgages and deeds of trust to which Tenant is required to be subordinate at any time is equal to or less than the Phase I Project Cost. Any funds so advanced by Tenant, together with any accrued and unpaid interest thereon, shall be due and payable by Landlord to Tenant on the fifth (5th) anniversary of the Last Rent Commencement Date.

                  18.8. Cooperation of Tenant in Construction Financing and Take-Out Financing.

                         A.  Because of the rights of Tenant to acquire the PG&E
Property pursuant to the Option Agreement, Tenant may be required by the lenders of the Construction Financing or the Take-Out Financing or both to execute the loan documents as a prospective borrower or successor borrower. Tenant shall execute, within five (5) days of a written request from Landlord, any commercially reasonable loan documents which the lender requires that Tenant execute, provided that no such loan document shall require that Tenant have personal liability for the repayment of any indebtedness on such loan, except in an amount equal to the aggregate monetary obligations of Tenant under the Lease during the then remaining Term and any Extended Terms as to which Tenant then has an unexpired right to extend the Term of the Lease and except for customary personal liability exceptions, such as those pertaining to Hazardous Materials, misapplication of funds and misrepresentation. Without limiting any other provision of such loan documents, such loan documents may condition the right of Tenant to exercise its option pursuant to the Option Agreement on the maintenance by Tenant of reasonable net worth or other financial standards, provided that such standards are reasonably related to, and less than, the financial condition of Tenant as of the date of this Leasehold Improvements Agreement. Tenant shall also execute such instruments subordinating its rights and interests pursuant to the Option Agreement to the rights and interests of the lender pursuant to the loan documents, provided that such lender shall agree in writing to recognize the rights of Tenant under the Option Agreement following a foreclosure of the Mortgage, subject to such restrictions on the liability and obligations of the lender as the lender may reasonably require in the circumstances.

                         B. If required by a  Mortgagee  of Take-Out  Financing,
Tenant shall agree to such commercially reasonable amendments to the provisions of the Lease and this Leasehold Improvements Agreement as such Mortgagee may require, provided that the amount of Basic Monthly Rent, Real Estate Taxes and Expense for which Tenant is liable shall not be affected by reason of any such amendment and the Permitted Use and the other rights and privileges of Tenant under the Lease and this Leasehold Improvements Agreement are not materially impaired or reduced.

                  18.9. Financial Covenants of Tenant. In the event of any material diminution in the financial condition or creditworthiness of Tenant occurring after the date of this Leasehold Improvements Agreement which could reasonably be expected to result, or which has then resulted, in increased costs of financing or other economic losses to Landlord which would not have been incurred had no such diminution occurred, Landlord may notify Tenant in writing that Landlord proposes to increase the Agreed Spread for Take-Out Financing by a specified amount to take into account the amount of increase in rate caused by such diminution or to require that Tenant pay to

Landlord the increased costs of financing or other economic losses. Such written notice to Tenant (a "Creditworthiness Adjustment Notice") from Landlord shall state the grounds on which Landlord has concluded that increased costs of financing or other economic losses will result or has resulted from such a diminution. In the event that Tenant contends that no increased costs of financing or other economic losses will result or has resulted from any such diminution or that the amount of the increased costs of financing or other economic losses described by Landlord is greater than that required to fairly reflect the increased costs of financing or other economic losses caused by such diminution, Tenant may give to Landlord a written notice (a "Contention Notice") stating such contention within fifteen (15) days of the receipt by Tenant of such a notice from Landlord, which notice shall state the grounds on which Tenant has concluded that no increased costs of financing or other economic losses will result or has resulted from such a diminution or that the amount of the increased costs of financing or other economic losses described by Landlord is greater than that which will occur or has occurred. Upon the receipt by Landlord of such a notice from Tenant within such period, Landlord and Tenant shall meet and confer for a period of ten (10) days regarding whether or not increased costs of financing or other economic losses will or has resulted from such a diminution and as to the amount of the adjustment to the Agreed Spread for Take-Out Financing or other payments, if any, required to fairly reflect the increased costs of financing or other economic losses. In the event that Landlord and Tenant are unable to agree as to whether or not increased costs of financing or other economic losses will or has resulted from such a diminution and as to the amount of the adjustment or payments, if any, required to fairly reflect such increase or losses, then either may require that the matter be resolved by arbitration conducted in accordance with the provisions of Section
0. In the event that such arbitration results in an award determining that an increase in the Agreed Spread for Take-Out Financing would be required in the circumstances to fairly reflect the increase in rate caused by such diminution, then the Agreed Spread for Take-Out Financing shall be increased in the manner so determined in the arbitration award. In the event that such arbitration results in an award determining that Tenant should pay to Landlord an amount to compensate Landlord for increased costs of financing or other economic losses, then Tenant shall make such payments to Landlord in the manner and at the time described in the arbitration award. In the event that Tenant fails to give to Landlord a Contention Notice within the time period for the giving of such notice provided in this Section 0, Landlord may give to Tenant a second notice stating such failure and further stating that if Tenant does not give such a Contention Notice within five (5) days of the receipt by Tenant of such second notice from Landlord, the adjustments or payments or both proposed by Landlord will become final. In the event that Tenant fails to respond to such submission within such period of five (5) days of the receipt by Tenant of such second notice from Landlord, then the adjustments or payments or both proposed by Landlord will become final and not subject to challenge by Tenant.

                  18.10. Prevailing Wages. Landlord and Tenant hereby acknowledge that a lender of Construction Financing or Take-Out Financing or both may require that prevailing wages be paid or that union labor be used in connection with the construction of the Project, and Landlord and Tenant hereby agree that Landlord and Tenant shall comply with any such requirements imposed by such a lender.

                  18.11. Security Deposit. In the event that the terms of Take-Out Financing require that Tenant deliver to Landlord a deposit or other security for the performance by Tenant of its obligations under the Lease or this Leasehold Improvements Agreement (or both), then Tenant shall so deliver the required deposit or other security in the form and amount, which deposit or other security shall be held, applied and disbursed by Landlord pursuant to the provisions of Section 34 of the Lease.


         19.      DETERMINATION OF MONTHLY BASE RENT

                  19.1. Initial Monthly Base Rent. The Initial Monthly Base Rent shall be in an amount equal to the product of: _. (i) the total Phase I Project Cost; multiplied by, (ii) the Development Constant.

                  19.2.  Selection of Designated Treasury Rate.

                         A. The Designated  Treasury Rate shall be determined on
a date selected by Landlord, which date must fall no later than fifteen (15) days after the date on which the first of the following events occurs: (i) Landlord enters into a binding agreement to sell, convey or otherwise transfer in the aggregate fifty percent (50%) of the interests in the Project to any person or entity other than Tenant (except a conveyance or transfer to any person who is a constituent partner in Landlord or the holder of an equity interest in a constituent partner in Landlord); (ii) Landlord receives a commitment from a lender to provide the Take-Out Financing at a fixed rate of interest (as opposed to a fixed spread over an index); (iii) Landlord receives a commitment from any other person or entity to provide funds at a fixed rate of interest in an amount greater than Eight Million Dollars ($8,000,000.00) for the purposes of Take-Out Financing pursuant to Section 0. For the purposes of this
Section 19.2, the term "fixed" shall mean set at unvarying rate for a period of at least one (1) year. Notwithstanding the foregoing provisions of this Section 0, Landlord shall select the Designated Treasury Rate not later than the earlier to occur of the date upon which Landlord designates the Initial Monthly Base Rent in accordance with Section 19.3(iii) or the date which is ninety (90) days after Tenant delivers to Landlord a written request that Landlord select the Designated Treasury Rate. If Tenant delivers such written request, then Landlord may, at its option, purchase a forward commitment to fix the rate of interest (as opposed to fixing a spread over an index) under the Take-Out Financing covering the period commencing on the date Landlord selects the Designated Treasury Rate in response to Tenant's request and ending on the date upon which Landlord reasonably estimates it will be designating the Initial Monthly Base
Rent in accordance with Section 19.3(iii), and the cost of such forward commitment shall be included in Phase I Project Cost. For the purposes of this
Section 19.2.A. only: (i) the cost of such forward commitment shall be paid to the lender of the Take-Out Financing in points and not by increasing the spread of the interest rate applicable thereunder; (ii) the cost of such forward commitment shall not be subject to the limitations on the cost of Take-Out Financing set forth in the other provisions of this Leasehold Improvements Agreement; and, (iii) the cost of such forward commitment shall not be deemed to be included in costs reimbursed as a part of Agreed Take-Out Financing Closing Costs. The Designated Treasury Rate shall be an approximation of the rate which would be quoted forward in the futures markets for the sale of United States Treasury Bonds with maturities of fifteen (15) years, which rate shall be determined by extrapolating between the quoted rates for United States Treasury Bonds with maturities of ten (10) and thirty (30) years as of the date for which a quote can be obtained that is closest to the date upon which Landlord reasonably predicts that the Last Term Commencement Date will occur.

                         B.  Landlord  shall  deliver to Tenant,  within one (1)
business day after the occurrence of the applicable event described above, written notice (a "Rate Designation Notice") of the date on which such event occurred, and within two (2) business days after Landlord selects the Designated Treasury Rate in accordance with this Section 0, Landlord shall deliver to Tenant written notice of such selection date and the Designated Treasury Rate. Failure by Landlord to deliver either or both of such notices shall not constitute a waiver of the right of to set the Designated Treasury Rate, although a failure by Landlord to select a date as of which the Designated
Treasury Rate is to be established on or before the last day of the period during which such date could occur, as such period is provided in Section 19.2.A, shall result in the date as of which the Designated Treasury Rate is to be established being the last day of such period.

                         C. In the event that  Landlord has  previously  given a
Rate Designation Notice to Tenant, but Commencement of Construction has not occurred on or before August 1,

1998, Landlord may give to Tenant a second Rate Designation Notice at any time thereafter and prior to the Last Rent Commencement Date, and the Designated Treasury Rate shall be determined as of the date specified by Landlord in such second Rate Designation Notice; provided, however, that if the failure to achieve Commencement of Construction was solely due to causes within the complete control of Landlord, then the Designated Treasury Rate shall be that selected by reason of the prior Rate Designation Notice given by Landlord to Tenant.

                         D. In accordance  with Sections 2.14,  3.13 and 4.12 of
the Option Agreement, in the event that Landlord has previously given a Rate Designation Notice to Tenant, but Tenant exercises one of the options granted in the Option Agreement but thereafter defaults in its obligation to purchase the PG&E Property in accordance with the terms of the Option Agreement, Landlord may give to Tenant another Rate Designation Notice in accordance with the provisions of Section 0, and the Designated Treasury Rate shall be determined as of the date specified by Landlord in such other Rate Designation Notice.

                  19.3. Estimation and Redetermination of Initial Monthly Base Rent.

                                (i)   As  of  the   date   of   this   Leasehold
Improvements Agreement, and based on the information available to Landlord and Tenant as of that date, Landlord and Tenant estimate that the Initial Monthly Base Rent will be approximately Three Hundred Five Thousand Two Hundred Fifty Dollars ($305,250.00) per month, based upon an estimate that total Phase I Project Cost will be in the approximate amount of Thirty-Three Million Dollars ($33,000,000.00) and that the Development Constant will be approximately eleven and one-tenth percent (11.1%).

                                (ii) In the event that the  Designated  Treasury
Rate has not been determined on or before the First Rent Commencement Date, Landlord shall, on or before the First Rent Commencement Date, notify Tenant in writing of Landlord's revised estimate of the Initial Monthly Base Rent, specifying both Landlord's revised good faith estimate of total Phase I Project Cost and of the Development Constant as of the date of such notice. Such revised estimate shall constitute the Initial Monthly Base Rent until the Initial Monthly Base Rent is finally determined in accordance with Section 0.

                                (iii) Within sixty (60) days  following the Last
Rent Commencement Date, Landlord shall notify Tenant in writing of Landlord's determination of the final Initial Monthly Base Rent, specifying both Landlord's then current good faith estimate of total Phase I Project Cost and of the Development Constant upon which Landlord's determination of final Initial Monthly Base Rent shall be based. Such estimates of total Phase I Project Cost and of the Development Constant shall be based on the most current information then available to Landlord, and shall include an explanation of any changes from the estimate (if any) given in accordance with Section 0.

                                (iv) Tenant  acknowledges  that the estimates to
be given by Landlord to Tenant in accordance with this Section 0 will necessarily be based on incomplete information and will therefore be subject to inherent uncertainties. Landlord shall make such estimates in good faith, based on the information available to Landlord at the time the estimate is to be made. Tenant hereby acknowledges that Landlord will not be bound by any estimate so given, and that no previous estimate shall be taken into account in any redetermination of Initial Monthly Base Rent required by this Section 0. No failure by Landlord to give to Tenant a revised estimate of Initial Monthly Base Rent, or to redetermine the Initial Monthly Base Rent within the time periods herein required shall constitute a waiver by Landlord of the right to do so thereafter. The foregoing notwithstanding, in the event that Landlord fails to notify Tenant of a redetermination within the time period provided herein, Tenant shall give to Landlord a notice stating such failure and warning Landlord that a failure to give such a notice could result in a waiver of the right to do so. If Landlord does not give to Tenant a notice of a redetermination of Initial Monthly Base Rent within thirty (30) days of the receipt by Landlord of such notice from Tenant, Tenant may give to Landlord a second notice stating such failure and further stating that if Landlord does not give such a notice of redetermination within ten (10) business days of the receipt by Landlord of such second notice from Tenant, Landlord will be deemed to have waived the right to such a redetermination. In the event that Landlord fails to respond to such notice within such period of ten (10) business days of the receipt by Landlord of such second notice from Tenant, Landlord shall be deemed to have waived the right to such a redetermination, unless such failure was caused by a Force Majeure Event, in which event Landlord shall not be deemed to have waived such a redetermination if Landlord gives a notice of redetermination within one (1) year.

                                (v)  Within  five  (5)  business  days  from the
receipt by Tenant of a written request from Landlord, Tenant shall execute a certificate in a form reasonably required by Landlord or a lender acknowledging the amount of the Initial Monthly Base Rent as so estimated by Landlord, subject to the effect of any redetermination of Initial Monthly Base Rent permitted hereunder. It is the intention of Landlord and Tenant that any lender shall be fully entitled to rely on the statements set forth in such certificate as true and correct. The execution of such a certificate by Tenant shall not, however, be a condition to the obligation of Tenant to pay Monthly Base Rent in the amounts determined by Landlord nor excuse in any manner any failure by Tenant to make payments of Monthly Base Rent as and when due.

                                (vi)  During the period  between  the First Rent
Commencement Date and the determination of the final Initial Monthly Base Rent in accordance with Section 0, Tenant shall pay Initial Monthly Base Rent at the rate determined by the estimate of Landlord given in accordance with the provisions of Sections 0 or, if applicable, 0. Upon the final determination of the Initial Monthly Base Rent pursuant to Section 0, Landlord shall notify Tenant in writing of any amount by which the Initial Monthly Base Rent then previously paid by Tenant is more or less than that which would have been due at the rate determined under Section 0. In the event that Tenant has paid more than that which would have been due at the rate determined under Section 0, then Landlord shall refund the amount of the overage to Tenant within twenty (20) days of the receipt by Tenant of such notice from Landlord. In the event that Tenant has paid less than that which would have been due at the rate determined under Section 0, then Tenant shall pay to Landlord the amount of the underpayment within twenty (20) days of the receipt by Tenant of such notice from Landlord.

                                (vii)  Throughout  the  process  of the  design,
bidding and construction of the Project, Landlord shall undertake reasonable efforts to keep Tenant apprised of the status of all Aggregate Development Cost. Tenant shall be entitled to receive copies of all bid documents, contracts and subcontracts and all change orders agreed to by Landlord. Without limiting the foregoing, Landlord agrees to deliver to Tenant: (A) a monthly report which describes, in reasonable detail, the Aggregate Development Cost paid during the preceding month and compares such Aggregate Development Cost to the corresponding amounts set forth in the Budget and in any budget or other document used by the lender of the Construction Financing in approving disbursements of the proceeds of the Construction Financing; (B) a copy of the summary of each request to disburse Construction Financing proceeds to pay hard costs of the Project, together with copies of invoices submitted by the architect and engineers for amounts due to such parties; (C) written notice as promptly as possible after Landlord realizes that funds reserved in the Budget for contingencies will need to be expended in the future, together with a reasonably detailed, written explanation of the use thereof; and, (D) copies of such supporting documentation to any of the foregoing as Tenant may request from time to time.

         20.      FIRST ADJUSTMENT TO REFLECT FINAL PHASE I PROJECT COST

                  2.01. Determination of Final Phase I Project Cost. Within thirty (30) days of the date upon which Landlord has the information necessary to determine the final Phase I Project Cost, but not later than one hundred twenty (120) days following the Last Rent Commencement Date, Landlord shall notify Tenant in writing of the final Phase I Project Cost. Such written notice shall be accompanied by a detailed statement of final Phase I Project Cost.


                  20.2 Possible Review of Final Phase I Project Cost by Tenant. Within twenty (20) days of the receipt by Tenant of the notice from Landlord setting forth final Phase I Project Cost, Tenant may notify Landlord in writing (a "Review Notice") that Tenant desires to review the records of Landlord pertaining to the determination of Phase I Project Cost. If Tenant gives such a notice to Landlord within such period, Landlord shall permit Tenant to review all of the records of Landlord relevant to the determination of Phase I Project Cost. Such review shall be performed at the offices of Landlord during regular business hours, and Landlord shall permit Tenant to make copies, at its expense, of such portions of such records as Tenant may elect. Tenant shall undertake and complete such review within sixty (60) days of the receipt by Landlord of the Review Notice. In the event that Tenant concludes that the determination by Landlord of Phase I Project Cost is incorrect, it shall so notify Landlord within seventy (70) days of the receipt by Landlord of the Review Notice from Tenant, which notice from Tenant shall: (i) state with particularity the items of Phase I Project Cost as to which Tenant believes that the determination of Landlord was incorrect; and, (ii) state the election of Tenant to have the final Phase I Project Cost determined by arbitration in accordance with Section 0.

                  20.3. Payment to Adjust Phase I Project Cost. The final Phase I Project Cost stated by Landlord in its notice to Tenant given in accordance with Section 0 shall be deemed to have been accepted and approved by Tenant unless: (i) Landlord and Tenant agree in writing to a different Phase I Project Cost within seventy (70) days of the receipt by Landlord of the Review Notice from Tenant; or, Tenant gives to Landlord within such seventy (70) day period a notice electing to have final Phase I Project Cost determined by arbitration in accordance with Section 0. Within thirty (30) days of the date upon which the final Phase I Project Cost is established (whether by Landlord's statement of final Phase I Project Cost being deemed accepted and approved by Tenant in accordance with this Section 0 or by a written agreement between Landlord and Tenant establishing a different final Phase I Project Cost or by an arbitration resulting from an election by Tenant made within seventy (70) days of the receipt by Landlord of the Review Notice from Tenant): _.(i) if the final Phase I Project Cost is less than the Phase I Project Cost used by Landlord in determining the Initial Monthly Base Rent pursuant to Section 0, Landlord shall pay to Tenant a sum equal to the difference between the Phase I Project Cost used by Landlord in determining the Initial Monthly Base Rent pursuant to
Section 0 and the final Phase I Project Cost, together with, if the difference is greater than two percent (2%) of Phase I Project Cost, an amount equal to ten percent (10%) of the amount by which such difference exceeds two (2%) of Phase I Project Cost; or, (ii) if the final Phase I Project Cost is greater than the Phase I Project Cost used by Landlord in determining the Initial Monthly Base Rent pursuant to Section 0, Tenant shall pay to Landlord a sum equal to the difference between the final Phase I Project Cost and the Phase I Project Cost used by Landlord in determining the Initial Monthly Base Rent pursuant to
Section 0. Any claim by Tenant pertaining to a payment due from Landlord to Tenant pursuant to this Section 0 shall be subject and subordinate to the claims and rights of any lender with respect to the Project, the Phase I Land and any appurtenances thereto, including, without limitation, the right to receive monthly installment payments of principal and interest. Upon the written request of Landlord, Tenant shall execute such documents as the lender of the Construction Financing or Take-Out Financing may reasonably require to further evidence or implement such subordination.

         21.      SECOND ADJUSTMENT TO REFLECT FINAL PHASE I PROJECT COST

                  21.1. Determination of Revised Final Phase I Project Cost. In the event that any items of Phase I Project Cost could not have been reasonably ascertained with precision within ninety (90) days of the Last Rent Commencement Date, then within one (1) year of the Last Rent Commencement Date, Landlord may notify Tenant in writing of a revised final Phase I Project Cost. Such written notice shall be accompanied by a detailed statement of such revised final Phase I Project Cost.

                  21.2. Possible Review of Revised Final Phase I Project Cost by Tenant. Within twenty (20) days of the receipt by Tenant of the notice from Landlord given in accordance with Section 0 and setting forth a revised final Phase I Project Cost, Tenant may notify Landlord in writing (a "Difference Review Notice") that Tenant desires to review the records of Landlord pertaining to those items (the "Difference Items") which account for the difference between the revised final Phase I Project Cost and the final Phase I Project Cost as determined pursuant to the provisions of Section 0. If Tenant gives such a notice to Landlord within such period, Landlord shall permit Tenant to review all of the records of Landlord relevant to the determination of such Difference Items. Such review shall be performed at the offices of Landlord during regular business hours, and Landlord shall permit Tenant to make copies, at its expense, of such portions of such records as Tenant may elect. Tenant shall undertake and complete such review within sixty (60) days of the receipt by Landlord of the Difference Review Notice. In the event that Tenant concludes that the determination by Landlord of the Difference Items is incorrect, it shall so notify Landlord within seventy (70) days of the receipt by Landlord of the Difference Review Notice from Tenant, which notice from Tenant shall: (i) state with particularity the Difference Items as to which Tenant believes that the determination of Landlord was incorrect; and, (ii) state the election of Tenant to have the revised final Phase I Project Cost determined by arbitration in accordance with Section 0.

                  21.3. Payment to Adjust Phase I Project Cost. The revised final Phase I Project Cost stated by Landlord in its notice to Tenant given in accordance with Section 0 shall be deemed to have been accepted and approved by Tenant unless: (i) Landlord and Tenant agree in writing to a different Phase I Project Cost within seventy (70) days of the receipt by Landlord of the Difference Review Notice from Tenant; or, (ii) Tenant gives to Landlord within such seventy (70) day period a notice electing to have the revised final Phase I Project Cost determined by arbitration in accordance with Section 0. Within thirty (30) days of the date upon which the revised final Phase I Project Cost is established (whether by Landlord's statement of revised final Phase I Project Cost being deemed accepted and approved by Tenant in accordance with this
Section 0 or by a written agreement between Landlord and Tenant establishing a different revised final Phase I Project Cost or by an arbitration resulting from an election by Tenant made within seventy (70) days of the receipt by Landlord of the Difference Review Notice from Tenant): _.(i) if the revised final Phase I Project Cost is less than the final Phase I Project Cost determined in accordance with Section 0, Landlord shall pay to Tenant a sum equal to the difference between the final Phase I Project Cost determined in accordance with
Section 0 and the revised final Phase I Project Cost; or, (ii) if the revised final Phase I Project Cost is greater than the Phase I Project Cost determined in accordance with Section 0, Tenant shall pay to Landlord a sum equal to the difference between the revised final Phase I Project Cost and the Phase I Project Cost determined in accordance with Section 0. Any claim by Tenant pertaining to a payment due from Landlord to Tenant pursuant to this Section 0 shall be subject and subordinate to the claims and rights of any lender with respect to the Project, the Phase I Land and any appurtenances thereto, including, without limitation, the right to receive monthly installment payments of principal and interest. Upon the written request of Landlord, Tenant shall execute such documents as the lender of the Construction Financing or Take-Out Financing may reasonably require to further evidence or implement such subordination.

         22.      PAYMENT OF PHASE II CURRENT COSTS

                  22.1. Payment of Certain Phase II Current Costs at Acquisition. As provided in the Phase II Purchase Agreement, Tenant shall pay to Landlord at the closing of the escrow for the acquisition of the Phase II Land by Tenant from Landlord the purchase price for the Phase II Land.

                  22.2. Payment of Certain Phase II Current Costs Prior to Construction Financing. On or before the earlier of the date required by lender of the Construction Financing or the date which is five (5) business days before the date on which Landlord, in its reasonable judgment, must direct the contractor to proceed with the applicable portion of the work on the Phase II Land (of which date Landlord shall notify Tenant in writing at least two (2) business days before such date), Tenant shall pay to Landlord an amount equal to Landlord's reasonable estimate of any of the following Phase II Current Costs which have then been incurred (but not necessarily paid) by Landlord: (i) the actual cost to Landlord of arranging the acquisition of the City Property; (ii) all fees and charges of architects, engineers, materials testing consultants and other design or construction consultants, to the extent that such fees and charges relate to the design of buildings and other improvements to the Phase II Land; (iii) all permit fees and all fees and charges for services rendered by employees of the City of San Rafael or consultants hired directly by the City of San Rafael in connection with the application for, or issuance of, the Necessary Approvals required for the construction of the improvements to be located upon the Phase II Land; (iv) all costs reimbursed by Landlord to Tenant pursuant to
Section 0, to the extent that such costs pertain to improvements to be located upon, or to serve, the Phase II Land; (v) all deposits (including, without limitation, deposits in connection with any utility service, but excluding deposits in connection with any Take-Out Financing), to the extent that such deposits pertain to Phase II, provided that the amount of any such deposits returned to Landlord shall be deducted from Aggregate Development Cost and Phase II Current Costs when received (and returned to Tenant, to the extent then previously paid by Tenant to Landlord), but only to the extent that such deposits were previously included in Aggregate Development Cost and Phase II Current Costs; (vi) premiums for, and other costs of, surety bonds or other security required in connection with any aspect of the development of Phase II or off-site improvements (allocating the cost of such bonds between Phase I and Phase II in accordance with the schedule for such allocations set forth in Exhibit H, to the extent that such security is provided by Landlord and not by Tenant; and, (vii) all reasonable legal fees and reasonable fees of other technical consultants incurred in connection with the negotiation and documentation of any agreement pertaining to the design and construction of the improvements to be constructed upon the Phase II Land or any portion thereof, whether at or about the same time as the Site and Shell Improvements or at a later time, or any agreement pertaining to the design, construction or security for of any improvement or payment imposed as a condition upon any approval by the City of San Rafael of any permit or approval required for the development of such improvements.

                  22.3. Payment of Remainder of Phase II Current Costs at Construction Financing. On or before the later of the day immediately preceding the funding of the Construction Financing or fifteen (15) days from a written request by Landlord, Tenant shall deposit with the lender of the Construction Financing an amount equal to Landlord's reasonable estimate of all Phase II Current Costs which have not then been paid by Tenant to Landlord pursuant to Sections 0 or 0. At the request of Tenant, Landlord shall request that the lender enter into an agreement with Tenant requiring that the deposit be applied only in payment of Phase II Current Costs, which agreement shall be in a form reasonably satisfactory to such lender. In the event that such lender will not enter into such an agreement, then Tenant may, as the alternative to depositing such funds with such lender, elect to pay such funds to Landlord, and Landlord shall enter into the required agreement with Tenant. Tenant shall not unreasonably withhold or delay the execution of such an agreement. Such lender may disburse such funds to pay Phase II Current Costs or to reimburse Landlord for any Phase II Current Costs incurred and paid by Landlord. In the event that the amount so paid and deposited by Tenant is less than Phase II Current Costs, Landlord may request that Tenant make an additional deposit in an amount equal to Landlord's reasonable estimate of the additional funds required to pay or reimburse all Phase II Current Costs then unpaid (whether or not then yet incurred), and Tenant shall make such deposit within ten (10) days of the receipt by Tenant of such a request from Landlord. In the event that the amount so deposited by Tenant is more than Phase II Current Costs, after all such Phase II Current Costs have been paid or reimbursed, the excess amount so deposited shall be returned to Tenant by the party then holding the excess funds. No component of Phase II Current Costs so deposited or otherwise paid or reimbursed by Tenant shall be included within Phase I Project Cost, to the full extent so paid or reimbursed.


         23. PAYMENT FOR DESIGN AND CONSTRUCTION OF PARKING LOT. On or before the later of May 1, 1998 or fifteen (15) days from a written request by Landlord, Tenant shall deposit with the lender of the Construction Financing an amount equal to Landlord's reasonable estimate of all costs of the design and construction of all the parking lot which is to be located upon the Phase II Land. The obligation of Tenant to make the deposit to a lender required by this
Section 0 may be conditioned, at the request of Tenant, upon the execution by Tenant and such lender of an agreement requiring that the deposit be applied only in payment of the cost of the design and construction of all the parking lot which is to be located upon the Phase II Land, which agreement shall be in a form reasonably satisfactory to such lender. Tenant shall not unreasonably withhold or delay the execution of such an agreement. Such lender may disburse such funds to pay such costs or to reimburse Landlord for any such costs incurred and paid by Landlord. In the event that the amount so deposited by Tenant is less than the aggregate of such costs of design and construction, Landlord may request that Tenant make an additional deposit in an amount equal to Landlord's reasonable estimate of the additional funds required to pay or reimburse all such costs then unpaid (whether or not then yet incurred). In the event that the amount so deposited by Tenant is more than the aggregate of such costs, after all such costs have been paid or reimbursed, the excess amount so deposited shall be returned to Tenant by the party then holding the excess funds. No component of such costs so deposited or otherwise paid or reimbursed by Tenant shall be included within Phase I Project Cost or in Phase II Current Costs, to the full extent so paid or reimbursed.


         24.      ARBITRATION OF DISPUTES

         EXCEPT FOR DISPUTES WHICH ARE TO BE DETERMINED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 0, ANY DISPUTE ARISING UNDER THIS LEASEHOLD IMPROVEMENTS AGREEMENT SHALL BE DETERMINED BY ARBITRATION UPON THE REQUEST OF EITHER PARTY. THE PARTY REQUESTING ARBITRATION SHALL DO SO BY GIVING NOTICE TO THAT EFFECT TO THE OTHER PARTY, SPECIFYING IN SAID NOTICE IN REASONABLE DETAIL THE NATURE OF THE DISPUTE. WITHIN THE FIVE (5) DAY PERIOD AFTER SUCH NOTICE IS GIVEN, THE PARTIES SHALL MEET AND CONFER AS OFTEN AS IS REASONABLY POSSIBLE TO ATTEMPT IN GOOD FAITH TO AGREE ON A SINGLE ARBITRATOR TO RESOLVE THE DISPUTE. IF THE PARTIES FAIL TO SO AGREE WITHIN THAT FIVE (5) DAY PERIOD, THE MATTER SHALL BE REFERRED TO THE AMERICAN ARBITRATION ASSOCIATION, WHICH SHALL SELECT A SINGLE ARBITRATOR TO RESOLVE SUCH DISPUTE. WITHIN FIVE (5) DAYS AFTER THE ARBITRATOR IS SELECTED, THE ARBITRATOR SHALL NOTIFY EACH OF THE PARTIES OF THE LOCATION AND TIME OF A HEARING OF THEIR RESPECTIVE POSITIONS WITH RESPECT TO THE DISPUTE,

WHICH SHALL BE HELD NOT LATER THAN FIFTEEN (15) DAYS AFTER THE NOTICE FROM THE PARTY INITIATING THE ARBITRATION. THE ARBITRATOR SHALL RENDER HIS OR HER DECISION WITHIN SEVEN (7) DAYS OF CONCLUSION OF THE HEARING. THE DECISION OF THE ARBITRATOR SHALL BE BINDING AND CONCLUSIVE UPON THE PARTIES. IF AN ARBITRATOR SHALL FAIL OR REFUSE TO ACT WITHIN THE TIME PERIODS PROVIDED HEREIN, THEN A SUBSTITUTE ARBITRATOR SHALL BE APPOINTED UPON THE APPLICATION OF EITHER PARTY BY THE PRESIDING JUDGE OF THE SUPERIOR COURT IN AND FOR THE COUNTY OF MARIN, ACTING IN HIS OR HER PERSONAL, RATHER THAN JUDICIAL, CAPACITY. THE AWARD IN SUCH ARBITRATION MAY BE ENFORCED, ON THE APPLICATION OF EITHER PARTY THERETO, BY THE ORDER OR JUDGMENT OF A COURT OF COMPETENT JURISDICTION. THE FEES AND EXPENSES OF THE ARBITRATOR SHALL BE BORNE BY THE PARTIES EQUALLY, BUT EACH PARTY SHALL BEAR THE EXPENSE OF ITS OWN ATTORNEYS AND EXPERTS AND THE ADDITIONAL EXPENSES OF PRESENTING ITS OWN PROOF.

         NOTICE: BY INITIALLING IN THE SPACE BELOW, YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF
         DISPUTES" PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALLING IN THE SPACE BELOW, YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE
         "ARBITRATION OF DISPUTES" PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

         WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.

                               LANDLORD

                               Village Builders, L.P.,
                               a California limited partnership

                                      By:   VPI, Inc., a California corporation,
                                                   Its General Partner



                                      By:
                                            ------------------------------------
                                      Its:
                                            ------------------------------------

                               TENANT

                               Fair, Isaac and Company, Inc.,
                               a Delaware corporation


                               By:
                                    --------------------------------------------

                               Its:
                                    --------------------------------------------


         25.      ALTERNATIVE PROCEDURE FOR ARBITRATION OF CERTAIN DISPUTES.

         ANY DISPUTE ARISING UNDER A PROVISION OF THIS LEASEHOLD IMPROVEMENTS AGREEMENT WHICH SPECIFICALLY STATES THAT SUCH DISPUTES SHALL BE DETERMINED BY ARBITRATION IN ACCORDANCE WITH THIS SECTION 0 SHALL BE DETERMINED BY THE FOLLOWING PROCEDURES. THE PARTY REQUESTING ARBITRATION SHALL DO SO BY GIVING NOTICE TO THAT EFFECT TO THE OTHER PARTY, SPECIFYING IN SAID NOTICE IN REASONABLE DETAIL THE NATURE OF THE DISPUTE. WITHIN THE TWO (2) DAY PERIOD AFTER SUCH NOTICE IS GIVEN, THE PARTIES SHALL MEET AND CONFER AS OFTEN AS IS REASONABLY POSSIBLE TO ATTEMPT IN GOOD FAITH TO AGREE ON A SINGLE ARBITRATOR TO RESOLVE THE DISPUTE. IF THE PARTIES FAIL TO SO AGREE WITHIN THAT TWO (2) DAY PERIOD, THEN BY 5:00 P.M. ON SUCH SECOND DAY, EACH PARTY SHALL LIST THE NAMES OF TWO (2) ARBITRATORS ON A PIECE OF PAPER AND SHALL PROVIDE A COPY THEREOF TO THE OTHER PARTY. IF THE NAME OF AN ARBITRATOR APPEARS ON BOTH PIECES OF PAPER, SUCH PERSON SHALL ARBITRATE THE DISPUTE. OTHERWISE, THE NAMES OF THE FOUR (4) ARBITRATORS SHALL BE SUBMITTED ON THE FOLLOWING MORNING TO THE AMERICAN ARBITRATION ASSOCIATION SOLELY FOR THE PURPOSE OF SELECTING WHICH OF THOSE FOUR
(4) INDIVIDUALS SHALL ARBITRATE THE DISPUTE. THE AMERICAN ARBITRATION ASSOCIATION SHALL BE REQUESTED TO SELECT SUCH AN ARBITRATOR WITHIN TWO (2) DAYS. WITHIN FIVE (5) DAYS OF THE SELECTION OF THE ARBITRATOR, THE ARBITRATOR SHALL NOTIFY EACH OF THE PARTIES OF THE LOCATION AND TIME OF A HEARING OF THEIR RESPECTIVE POSITIONS WITH RESPECT TO THE DISPUTE, WHICH SHALL BE HELD NOT LATER THAN TEN (10) DAYS AFTER THE NOTICE FROM THE PARTY INITIATING THE ARBITRATION. THE ARBITRATOR SHALL RENDER HIS OR HER DECISION WITHIN TWO (2) BUSINESS DAYS OF CONCLUSION OF THE HEARING. THE DECISION OF THE ARBITRATOR SHALL BE BINDING AND CONCLUSIVE UPON THE PARTIES. IF AN ARBITRATOR SHALL FAIL OR REFUSE TO ACT WITHIN THE TIME PERIODS PROVIDED HEREIN, THEN A SUBSTITUTE ARBITRATOR SHALL BE APPOINTED UPON THE APPLICATION OF EITHER PARTY BY THE PRESIDING JUDGE OF THE SUPERIOR COURT IN AND FOR THE COUNTY OF MARIN, ACTING IN HIS OR HER PERSONAL, RATHER THAN JUDICIAL, CAPACITY. THE AWARD IN SUCH ARBITRATION MAY BE ENFORCED, ON THE APPLICATION OF EITHER PARTY THERETO, BY THE ORDER OR JUDGMENT OF A COURT OF COMPETENT JURISDICTION. THE FEES AND EXPENSES OF THE ARBITRATOR SHALL BE BORNE BY THE PARTIES EQUALLY, BUT EACH PARTY SHALL BEAR THE EXPENSE OF ITS OWN ATTORNEYS AND EXPERTS AND THE ADDITIONAL EXPENSES OF PRESENTING ITS OWN PROOF.

         NOTICE: BY INITIALLING IN THE SPACE BELOW, YOU ARE AGREEING

         TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALLING IN THE SPACE BELOW, YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

         WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.

                               LANDLORD

                               Village Builders, L.P.,
                               a California limited partnership

                               By:   VPI, Inc., a California corporation,
                                           Its General Partner



                                  By:
                                     -------------------------------------------
                                  Its:
                                     -------------------------------------------


                               TENANT

                               Fair, Isaac and Company, Inc.,
                               a Delaware corporation


                               By:
                                    --------------------------------------------

                               Its:
                                    --------------------------------------------


         26. NOTICES. Except as otherwise expressly provided in this Leasehold Improvements Agreement, any bills, statements, notices, demands, requests or other communications given or required to be given under this Leasehold Improvements Agreement shall be effective only if rendered or given in writing, sent by certified mail (return receipt requested), reputable overnight carrier, or delivered personally, (i) to Tenant at Tenant's address set forth in the Basic Lease Information of the Lease, or (ii) to Landlord at Landlord's address set forth in the Basic Lease Information of the Lease; or (iii) to such other address as either Landlord or Tenant may designate as its new address for such purpose by notice given to the other in accordance with the provisions of this
Section 0. Any bill, statement, notice, demand, request or other communication shall be deemed to have been rendered or given on the date the return receipt indicates delivery of or refusal of delivery if sent by certified mail, the day upon which recipient accepts and signs for delivery from a reputable overnight carrier or on the date a reputable overnight carrier indicates refusal of delivery, upon the date personal delivery is made, or three (3) days after mailed by first class U.S. mail. Any bill, statement, notice, demand, request or other communication under this Leasehold Improvements Agreement may be given on behalf of a party by the attorney for such party.


         27.  EFFECT  OF  EXERCISE  OF  OPTION.  The  other  provisions  of this
Leasehold Improvements Agreement notwithstanding, in the event that Tenant exercises the "First Option" (as that term is defined in the Option Agreement) in accordance with the provisions of the Option Agreement, Landlord shall assign to Tenant the agreements required to be so assigned by the Option Agreement, and Landlord may thereafter cease to perform any obligation of Landlord pursuant to this Leasehold Improvements Agreement with respect to the design and construction of any improvements on the Phase I Land or the Phase II Land other than any obligations of Landlord with respect to obtaining Necessary Approvals.


         28.      ASSIGNMENT.

                  28.1. By Tenant. The rights of Tenant hereunder shall not be assigned by Tenant except in connection with an assignment of the leasehold interest of Tenant under the Lease, but only if such assignment is permitted under the Lease or is made with the consent of Landlord, and any other purported assignment by Tenant shall be null and void and of no force or effect.

                  28.2. By Landlord. This Leasehold Improvements Agreement and the rights of Landlord (but not the obligations of Landlord) hereunder shall be assignable as collateral by Landlord without Tenant's consent or approval to any lender of Construction Financing or Take-Out Financing, to constituent partner in Landlord (or constituent partner of a constituent partner in Landlord), to an entity in which Jim Helfrich or Scott Kepner hold equity interests (or to a constituent partner of such entity), but any such assignment shall only be made in connection with an assignment of the right of Landlord under the Lease.


         29. CONFLICTS AND CONFORMITY WITH OTHER DOCUMENTS. To the extent which this Leasehold Improvements Agreement fails to provide the rights and obligations of Landlord and Tenant relative to any matter, the rights and obligations of each of them relative to such matter shall be governed by the Lease to the extent such matters are addressed in the Lease.


         30.      DESIGNATION OF AGENTS.

                  30.1. Designation of Agent by Landlord. Landlord hereby appoints as its respective agents in connection with the matters referred to in this Leasehold Improvements Agreement Scott Kepner and Jim Helfrich, with each such agent being fully authorized to act for and bind Landlord without the necessity of confirmation or ratification by any other such agent or by any other person or entity. Such appointment shall be for the express benefit of Tenant.

                  30.2. Designation of Agent by Tenant. Tenant hereby appoints as its respective agents in connection with the matters referred to in this Leasehold Improvements Agreement Stephen Gale and Michael Gordon, with each such agent being fully authorized to act for and bind Tenant without the necessity of confirmation or ratification by any other such agent or by any other person or entity. Such appointment shall be for the express benefit of Landlord.


         31.      EVENTS OF DEFAULT.

                  31.1. Events of Landlord Default. An "Event of Landlord Default" shall be deemed to have occurred when: (i) Landlord has failed to perform any of its obligations or has breached any of its duties under this Leasehold Improvements Agreement; (ii) Tenant has given written notice of such failure or breach to Landlord; and, (iii) Landlord has not cured such failure or breach, with respect to any failure to pay or deposit money, within five (5) business days of the receipt by Landlord of such notice from Tenant or, with respect to any failure to perform any obligation or breach of any duty, other than an obligation to pay or deposit money, within thirty (30) days from the receipt by Landlord of such notice from Tenant or, if Landlord has diligently commenced and endeavored to cure such failure or breach but such failure or breach cannot by its nature be cured within such period of thirty (30) days despite the diligent efforts of Landlord, then within such additional period as may reasonably be required for the completion of such cure through the diligent efforts of Landlord; provided, however, that such additional period shall not exceed ninety (90) days beyond such thirty (30) day period. The foregoing notwithstanding, in the event that Tenant is prevented or delayed by operation of law or by injunction from giving to Landlord notice that Landlord has failed to perform any of its obligations or has breached any of its duties, then no such notice shall be required, and an "Event of Landlord Default" shall be deemed to have occurred when the applicable time period referred to in clause
(iii) above has elapsed from the first occurrence of such failure of performance or breach of duty (rather than from the receipt by Landlord of a notice from Tenant).

                  31.2. Events of Tenant Default. An "Event of Tenant Default" shall be deemed to have occurred when: (i) Tenant has failed to perform any of its obligations or breached any of its duties under this Leasehold Improvements Agreement; (ii) Landlord has given written notice of such failure or breach to Tenant; and, (iii) Tenant has not cured such failure or breach, with respect to any failure to pay or deposit money, within five (5) business days of the receipt by Tenant of such notice from Landlord or, with respect to any failure to perform any obligation or breach of any duty, other than an obligation to pay or deposit money, within thirty (30) days from the receipt by Tenant of such notice from Landlord or, if Tenant has diligently commenced and endeavored to cure such failure or breach but such failure cannot by its nature be cured within such period of thirty (30) days despite the diligent efforts of Tenant, then within such additional period as may reasonably be required for the completion of such cure through the diligent efforts of Tenant; provided, however, that such additional period shall not exceed ninety (90) days beyond such thirty (30) day period. The foregoing notwithstanding, in the event that Landlord is prevented or delayed by operation of law or by injunction from giving to Tenant notice that Tenant has failed to perform any of its obligations or has breached any of its duties, then no such notice shall be required, and an "Event of Tenant Default" shall be deemed to have occurred when the applicable time period referred to in clause (iii) above has elapsed from the first occurrence of such failure of performance or breach of duty (rather than from the receipt by Tenant of a notice from Landlord).


         32. WAIVER. If either Landlord or Tenant waives the performance of any term, covenant or condition contained in this Leasehold Improvements Agreement, such waiver shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition contained herein. Furthermore, the acceptance of Monthly Base Rent or Additional Rent by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant or condition of this Leasehold Improvements Agreement or of any Tenant Caused Delay, regardless of Landlord's knowledge of such preceding breach at the time Landlord accepted such Monthly Base Rent or Additional Rent. Failure by Landlord or Tenant to enforce any of the terms, covenants or conditions of this Leasehold Improvements Agreement for any length of time shall not be deemed to waive or to decrease the right of Landlord or Tenant to insist thereafter upon strict performance by Tenant. Waiver by Landlord or Tenant of any term, covenant or condition contained in this Leasehold Improvements Agreement may only be made by a written document signed by the party to be charged with such waiver.


         33. ATTORNEYS' FEES. If Tenant or Landlord brings any arbitration or action for any relief against the other, declaratory or otherwise, arising out of this Leasehold Improvements Agreement, the losing party shall pay to the prevailing party a reasonable sum for attorneys' fees, which shall be deemed to have accrued on the commencement of such action and shall be paid whether or not the arbitration or action is prosecuted to judgment.


         34.      TERMINATION.

                  34.1. Rights of Landlord to Terminate. In addition to any other rights to terminate this Leasehold Improvements Agreement set forth herein, but subject to the provisions of Section 0.D, Landlord shall have the following rights:

                         A. In the  event  that  Landlord  is  unable  to obtain
Construction Financing or Take-Out Financing (on the terms described in this Leasehold Improvements Agreement and otherwise on terms which, if less favorable to Landlord, shall be satisfactory to Landlord in the exercise of its sole discretion) in sufficient time to permit the Commencement of Construction for the Project on or before June 1, 1998, after Landlord has followed the procedures set forth in this Leasehold Improvements Agreement to obtain such financing, Landlord may terminate the Lease, this Leasehold Improvements Agreement, the Option Agreement and the Phase II Purchase Agreement (but not less than all of them) by written notice to Tenant on or after June 2, 1998. In addition, if Landlord is unable to obtain binding commitments for Construction
Financing or Take-Out Financing (on the terms described in the Leasehold Improvements Agreement and otherwise on terms which, if less favorable to Landlord, shall be satisfactory to Landlord in the exercise of its sole discretion) on or before April 15, 1998, after Landlord has followed the procedures set forth in the Leasehold Improvements Agreement to obtain such commitments, Landlord may terminate the Lease, this Leasehold Improvements Agreement, the Option Agreement and the Phase II Purchase Agreement (but not less than all of them) by written notice to Tenant on or after April 16, 1998.

                         B. In the event that the City of San  Rafael  imposes a
condition upon the issuance of any permit or approval necessary for the development of the Project (including, without limitation, a development agreement for the Project and the Phase II Land) which Landlord concludes, in the exercise of its reasonable judgment, would materially impair the value or usability of the Project or which would cause Phase I Project Cost to exceed Estimated Phase I Project Cost or which would impose upon Landlord costs which are not Phase I Project Costs and which are materially in excess of the costs projected by Landlord for those purposes, or in the event that Landlord reasonably believes that the City of San Rafael is likely to impose one or more such conditions in the future, Landlord may terminate the Lease, this Leasehold Improvements Agreement, the Option Agreement and the Phase II Purchase Agreement (but not less than all of them) by written notice to Tenant. Landlord may also terminate the Lease, this Leasehold Improvements Agreement, the Option Agreement and the Phase II Purchase Agreement (but not less than all of them) by written notice to Tenant if Landlord reasonably concludes that no solution to the relocation of the existing 115KV powerline will be approved by the City of San Rafael which is acceptable to Tenant and, in the sole judgment of Landlord, economically feasible in the circumstances.

                         C. In the  event  that the City of San  Rafael  for any
reason fails or refuses to grant on or before May 1, 1998 all permits and approvals necessary to permit the development of the Project and the Phase II Land with not less than three hundred fifty thousand (350,000) square feet of Gross Building Area and otherwise in accordance with the terms of the Lease and this Leasehold Improvements Agreement (including, without limitation, a development agreement for the Project and the Phase II Land), Landlord may terminate the Lease, this Leasehold Improvements Agreement, the Option Agreement and the Phase II Purchase Agreement (but not less than all of them) by written notice to Tenant on or after May 2, 1998.

                         D.  Notwithstanding  the  foregoing  provisions of this
Section 0 to the contrary, if Tenant exercises the First Option under the Option Agreement prior to Landlord's exercise of any right under this Section 0, then the following provisions shall apply: (i) with respect to Landlord's rights under Sections 0.A and 0.B, Landlord's rights under such Sections shall be suspended until the earlier to occur of: (a) the date on which Tenant acquires the PG&E Property pursuant to the First Option (in which event Landlord's rights under such Sections shall automatically terminate); or (b) the date on which Tenant fails, for any reason, to acquire the PG&E Property pursuant to the First Option (in which event, with respect to Section 0.A only, the dates set forth in
Section 0.A shall be deemed to be the same dates in 1999); and (ii) with respect to Landlord's right under Section 0.C, if on or before May 1, 1998 both Tenant has not acquired the PG&E Property pursuant to the First Option and the permits and approvals described in Section 0.C have not been granted by the City of San Rafael, then Landlord may elect to deliver to Tenant written notice advising Tenant that it must either acquire title to the PG&E Property in its "as is" condition on or before a date specified by Landlord in its notice (which date shall not be less than fifteen (15) days after the date of Landlord's notice) or permitting Landlord to terminate the Lease, this Leasehold Improvements Agreement, the Option Agreement and the Phase II Purchase Agreement (but not less than all of them) effective as of the date which is five (5) days after the date of Landlord's notice. With respect to clause (ii) above only, if Tenant fails to deliver to Landlord, within that five (5) day period, written notice agreeing to so acquire title to the PG&E Property, then the Lease, this Leasehold Improvements Agreement, the Option Agreement and the Phase II Purchase Agreement (but not less than all of them) shall so terminate.

                  34.2. Termination of Multiple Agreements. In those instances where either Landlord or Tenant or both of them are given the right to terminate more than one agreement between them by reason of the occurrence of a particular event or circumstance, it is the intention of Landlord and Tenant that any termination resulting from the exercise of such right shall be of all of the agreements as to which the right is so given and all rights arising thereunder, but not less than all of them, except that termination of the Option Agreement shall not ipso facto terminate the Lease under this Section 0. If the Lease, this Leasehold Improvements Agreement, the Option Agreement and the Phase II Purchase Agreement are terminated for any reason, that termination shall be without prejudice to any rights either party may have against the other with respect to sums which became due under the Lease, this Leasehold Improvements Agreement, the Option Agreement or the Phase II Purchase Agreement prior to such termination. The provisions of this Section 0 shall apply to all the aforementioned documents notwithstanding any provision to the contrary in them.

                  34.3. Effect of Termination of the Lease. In the event that the Lease is terminated for any reason, then this Leasehold Improvements Agreement shall also be deemed to have simultaneously been terminated, without further act of the parties. In the event of the termination of the Lease by reason of a default by Tenant thereunder, then this Leasehold Improvements Agreement shall conclusively be deemed also to have been terminated due to a default by Tenant.

         35. PAYMENTS BY LANDLORD. Provisions of this Leasehold Improvements Agreement which require that Landlord pay an expense or provide a service or thing at its expense are not intended to affect, or to exclude such expenses from, the definition of "Aggregate Development Cost" set forth in the Lease (upon which Monthly Base Rent is to be based, as therein provided) or to imply that Landlord is not entitled to obtain reimbursement for such expenses to the extent provided herein or in the Lease.


         36. INTEREST ON DEPOSITS OR PAYMENTS BY LANDLORD. In instances where Tenant is required to pay a deposit or other sum to Landlord pursuant to this Leasehold Improvements Agreement, if Landlord does not intend to promptly make the expenditure to which the payment related and is permitted by the lender of the Construction Financing to invest the funds so paid by Tenant at interest, Landlord shall so invest the funds at rates then applicable to insured accounts, and shall pay to Tenant the interest earned thereon when such interest is received by Landlord. In instances where Tenant is required to pay a deposit or other sum to the lender of the Construction Financing pursuant to this Leasehold Improvements Agreement, Landlord shall use reasonable efforts to cause such lender to deposit such sum in an interest-bearing account with all interest earned thereon to be paid to Tenant when received.


         37. MISCELLANEOUS MATTERS. Time is of the essence of this Leasehold Improvements Agreement and all of its provisions. This Leasehold Improvements Agreement shall in all respects be governed by the laws of the State of California. This Leasehold Improvements Agreement, together with its exhibits, contains all the agreements of the parties hereto pertaining to the subject matter of this Leasehold Improvements Agreement, and supersedes any previous negotiations regarding that subject matter. There have been no representations made by Landlord or understandings made between the parties other than those set forth in this Leasehold Improvements Agreement and its exhibits. This Leasehold Improvements Agreement may be executed in counterparts, each of which shall be deemed an original. This Leasehold Improvements Agreement may not be modified except by a written instrument by the parties hereto. The Section headings herein are for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this Leasehold Improvements Agreement.


         IN WITNESS WHEREOF, the parties hereto have executed this Leasehold Improvements Agreement as of the day and year first above written.

                                 LANDLORD

                                 Village Builders, L.P.,
                                 a California limited partnership

                                      By:   VPI, Inc., a California corporation,
                                              Its General Partner



                                 By:
                                     -------------------------------------------
                                 Its:
                                     -------------------------------------------

                                 TENANT

                                 Fair, Isaac and Company, Inc.,
                                 a Delaware corporation


                                 By:
                                    --------------------------------------------

                                 Its:
                                    --------------------------------------------

                                TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----
1.       DEFINITIONS..............................................................................................1
         1.1.     "Agreed Spread for Take-Out Financing"..........................................................2
         1.2.     "Agreed Take-Out Financing Closing Costs".......................................................2
         1.3.     "Aggregate Development Cost"....................................................................2
         1.4.     "Base Building Improvements"....................................................................6
         1.5.     "Budget"........................................................................................6
         1.6.     "Commencement of Construction"..................................................................6
         1.7.     "Common Area"...................................................................................6
         1.8.     "Conceptual Plans for the Tenant Improvements"..................................................6
         1.9.     "Construction Financing"........................................................................6
         1.10.    "Construction Period"...........................................................................7
         1.11.    "Criteria for Take-Out Financing"...............................................................7
         1.12.    "Defect List"...................................................................................8
         1.13.    "Delays"........................................................................................8
         1.14.    "Designated Treasury Rate"......................................................................8
         1.15.    "Development Constant"..........................................................................8
         1.16.    "Descriptive Base Specifications"...............................................................8
         1.17.    "Draft Working Drawings for the Tenant Improvements"............................................8
         1.18.    "Estimated Phase I Project Cost"................................................................8
         1.19.    "Event of Default"..............................................................................8
         1.20.    "Event of Landlord Default".....................................................................8
         1.21.    "Event of Tenant Default".......................................................................8
         1.22.    "Final Working Drawings for the Tenant Improvements"............................................8
         1.23.    "Floor".........................................................................................9
         1.24.    "Floor Substantial Completion Notice"...........................................................9
         1.25.    "Force Majeure Events"..........................................................................9
         1.26.    "Gross Building Area"...........................................................................9
         1.27.    "Hazardous Materials"...........................................................................9
         1.28.    "HVAC Defect List"..............................................................................9
         1.29.    "Laws"..........................................................................................9
         1.30.    "Modifications".................................................................................9
         1.31.    "Mortgage"......................................................................................9
         1.32.    "Necessary Approvals"......................................................................... 10
         1.33.    "Necessary Changes"........................................................................... 10
         1.34.    "Net Stipulated Value of the PG&E Property"................................................... 10
         1.35.    "Option Agreement"............................................................................ 10
         1.36.    "Parking Easement"............................................................................ 10
         1.37.    "Parking Easement Agreement".................................................................. 10
         1.38.    "Parking Easement Area"....................................................................... 10
         1.39.    "PG&E" ....................................................................................... 10
         1.40.    "PG&E Environmental Agreement" ............................................................... 10
         1.41.    "PG&E Property"............................................................................... 10
         1.42.    "Phase I"..................................................................................... 10
         1.43.    "Phase I Buildings"........................................................................... 10
         1.44.    "Phase I Land"................................................................................ 11
         1.45.    "Phase I Project Cost"........................................................................ 11
         1.46.    "Phase II".................................................................................... 11
         1.47.    "Phase II Current Costs"...................................................................... 11
         1.48.    "Phase II Land"............................................................................... 13

                                                                             -i-

         1.49.    "Phase II Purchase Agreement" ................................................................ 13
         1.50.    "Premises".................................................................................... 13
         1.51.    "Project"..................................................................................... 13
         1.52.    "Project Substantial Completion Notice"....................................................... 13
         1.53.    "Punch List".................................................................................. 13
         1.54.    "Real Estate Taxes"........................................................................... 13
         1.55.    "Rentable Area"............................................................................... 13
         1.56.    "Review Notice"............................................................................... 13
         1.57.    "Site Improvements"........................................................................... 13
         1.58.    "Site and Shell Improvements"................................................................. 13
         1.59.    "Substantial Completion"...................................................................... 13
         1.60.    "Substantial Completion Notice"............................................................... 14
         1.61.    "Take-Out Financing".......................................................................... 14
         1.62.    "Tenant Caused Delays"........................................................................ 14
         1.63.    "Tenant Improvements"......................................................................... 14
         1.64.    "Tenant Improvement Allowance"................................................................ 15
         1.65.    "Tentative Site Plan"......................................................................... 15
         1.66.    "Work"........................................................................................ 15
         1.67.    "Working Drawings for the Site and Shell Improvements"........................................ 15

2.       GENERAL DESCRIPTION OF THE IMPROVEMENTS TO BE DESIGNED AND CONSTRUCTED BY LANDLORD..................... 15
         2.1.     General Description of Site Improvements...................................................... 15
         2.2.     General Description of Base Building Improvements............................................. 16
         2.3.     General Description of Tenant Improvements.................................................... 17
         2.4.     Design of Site and Shell Improvements......................................................... 17

3.       PREPARATION AND APPROVAL OF APPLICATIONS TO THE CITY OF SAN RAFAEL..................................... 18
         3.1.     Applications.................................................................................. 18
         3.2.     Changes in Plans and Specifications........................................................... 18
         3.3.     Consistency with Descriptive Base Specifications.............................................. 19
         3.4.     Fees and Expenses Incurred in Connection with the Applications................................ 19
         3.5.     Letter  Agreements  Pertaining to Certain Fees and Expenses  Incurred in Connection with the Applications.............................................................................. 19

4.       COOPERATION IN PLANNING PROCESS........................................................................ 20

5.       PREPARATION OF PLANS AND SPECIFICATIONS FOR OFF-SITE IMPROVEMENTS...................................... 20

6.       PREPARATION OF WORKING DRAWINGS FOR THE SITE AND SHELL IMPROVEMENTS.................................... 20
         6.1.     Initial Preparation........................................................................... 20
         6.2.     Submission to Tenant for Review............................................................... 21
         6.3.     Tenant's Review Responsibilities.............................................................. 21
         6.4.     Submission to the City of San Rafael.......................................................... 21

7.       TENANT'S ARCHITECT AND ENGINEERS....................................................................... 22
         7.1.     Submission of List of Consultants............................................................. 22
         7.2.     Cost of Preparation........................................................................... 22

8.       SUBMITTAL OF CONCEPTUAL PLANS FOR THE TENANT IMPROVEMENTS.............................................. 22

                                                                            -ii-

         8.1.     Preliminary Submission........................................................................ 22
         8.2.     First Submission.............................................................................. 22
         8.3.     Purpose of Conceptual Plans for the Tenant Improvements....................................... 23

9.       PREPARATION OF WORKING DRAWINGS FOR THE TENANT IMPROVEMENTS............................................ 23

10.      LANDLORD'S REVIEW RESPONSIBILITIES..................................................................... 24

11.      COST OF TENANT IMPROVEMENTS............................................................................ 25

12.      CONSTRUCTION OF SITE AND SHELL IMPROVEMENTS............................................................ 25
         12.1.    Construction and Substitutions................................................................ 25
         12.2.    Changes to Working Drawings for the Site and Shell Improvements............................... 26

13.      INSPECTION BY TENANT................................................................................... 26

14.      CHANGE ORDERS.......................................................................................... 27
         14.1.    Right of Tenant to Request Modifications...................................................... 27
         14.2.    Preparation of Plans for Modifications........................................................ 27

15.      CONSTRUCTION RELATED MATTERS........................................................................... 28
         15.1.    Target Date For Commencement.................................................................. 28
         15.2.    Schedule Requirements in Construction Contracts............................................... 28
         15.3.    Notice of Substantial Completion.............................................................. 29

16.      NOTICES OF COMPLETION AND DEFECTS...................................................................... 29
         16.1.    Project Substantial Completion Notice and Acceptance.......................................... 29
         16.2.    Assignment of Warranty Rights by Landlord..................................................... 30
         16.3.    Corrections by Landlord....................................................................... 30

17.      DELAYS................................................................................................. 30
         17.1.    Tenant Caused Delays.......................................................................... 30
         17.2.    Force Majeure Delays.......................................................................... 31
         17.3.    Statements of Landlord as to Delays........................................................... 31
         17.4.    Minimization of Delays........................................................................ 32

18.      PROJECT FINANCING...................................................................................... 32
         18.1.    Right and Obligation to Arrange............................................................... 32
         18.2.    Retaining a Mortgage Broker to Arrange Financing.............................................. 32
         18.3.    Selection of Lender and Negotiation of Construction Financing................................. 32
         18.4.    Selection of Lender and Negotiation of Take-Out Financing..................................... 33
         18.5.    Inability to Obtain Commitment................................................................ 33
         18.6.    Other Funds................................................................................... 33
         18.7.    Contribution of Tenant........................................................................ 33
         18.8.    Cooperation of Tenant in Construction Financing and Take-Out Financing........................ 34
         18.9.    Financial Covenants of Tenant................................................................. 35
         18.10.   Prevailing Wages.............................................................................. 36
         18.11.   Security Deposit.............................................................................. 36

19.      DETERMINATION OF MONTHLY BASE RENT..................................................................... 36

                                                                           -iii-

20.      FIRST ADJUSTMENT TO REFLECT FINAL PHASE I PROJECT COST................................................. 40
         20.1.    Determination of Final Phase I Project Cost................................................... 40
         20.2.    Possible Review of Final Phase I Project Cost................................................. 40
         20.3.    Payment to Adjust Phase I Project Cost........................................................ 40

21.      SECOND ADJUSTMENT TO REFLECT FINAL PHASE I PROJECT COST................................................ 41
         21.1.    Determination of Revised Final Phase I Project Cost........................................... 41
         21.2.    Possible Review of Revised Final Phase I Project Cost......................................... 41
         21.3.    Payment to Adjust Phase I Project Cost........................................................ 41

22.      PAYMENT OF PHASE II CURRENT COSTS...................................................................... 42
         22.1.    Payment of Certain Phase II Current Costs at Acquisition...................................... 42
         22.2.    Payment of Certain Phase II Current Costs Prior to Construction Financing..................... 42
         22.3.    Payment of Remainder of Phase II Current Costs at Construction Financing...................... 43

23.      PAYMENT FOR DESIGN AND CONSTRUCTION OF PARKING LOT..................................................... 44

24.      ARBITRATION OF DISPUTES................................................................................ 44

25.      ALTERNATIVE PROCEDURE FOR ARBITRATION OF CERTAIN DISPUTES.............................................. 46

26.      NOTICES................................................................................................ 48

27.      EFFECT OF EXERCISE OF OPTION........................................................................... 48

28.      ASSIGNMENT............................................................................................. 48
         28.1.    By Tenant..................................................................................... 48
         28.2.    By Landlord................................................................................... 49

29.      CONFLICTS AND CONFORMITY WITH OTHER DOCUMENTS.......................................................... 49

30.      DESIGNATION OF AGENTS.................................................................................. 49
         30.1.    Designation of Agent by Landlord.............................................................. 49
         30.2.    Designation of Agent by Tenant................................................................ 49

31.      EVENTS OF DEFAULT...................................................................................... 49
         31.1.    Events of Landlord Default.................................................................... 49
         31.2.    Events of Tenant Default...................................................................... 50

32.      WAIVER................................................................................................. 50

33.      ATTORNEYS' FEES........................................................................................ 51

34.      TERMINATION............................................................................................ 51
         34.2.    Termination of Multiple Agreements............................................................ 52
         34.3.    Effect of Termination of the Lease............................................................ 53

35.      PAYMENTS BY LANDLORD................................................................................... 53

36.      INTEREST ON DEPOSITS OR PAYMENTS BY LANDLORD........................................................... 53

37.      MISCELLANEOUS MATTERS.................................................................................. 53